UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VISA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2018 Annual Meeting and

Proxy Statement

VISA

Notice of 2018 Annual Meeting and Proxy Statement

Tuesday, January 30, 2018
at 8:30 a.m., Pacific Time

Le Méridien San Francisco 333 Battery Street, San Francisco, California 94111

If you wish to attend the Annual Meeting in person, you must reserve your seat by January 26, 2018 by contacting our Investor Relations Department at (650) 432-7644. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

A live audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at
8:30 a.m. Pacific Time on January 30, 2018.

Items of Business

1.    To elect the ten director nominees named in this proxy statement;

2.    To approve, on an advisory basis, the compensation paid to our named executive officers;

3.    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018; and

4.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date

Holders of our Class A common stock at the close of business on December 1, 2017 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our Class A common stock will be entitled to vote on all proposals.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

On or about December 7, 2017, we expect to release the proxy materials to the stockholders of our Class A common stock and to send to these stockholders (other than those Class A stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our fiscal year 2017 Annual Report, and to vote through the Internet or by telephone.

By Order of the Board of Directors

Kelly Mahon Tullier

Executive Vice President, General

Counsel and Corporate Secretary

Foster City, California

December 7, 2017

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on January 30, 2018. The proxy statement and Visa’s Annual Report for fiscal year 2017 are available at
http://investor.visa.com.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2018 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 30, 2018 at 8:30 a.m. Pacific Time
Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111
Stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at (650) 432-7644 by January 26, 2018 to reserve a seat at the Annual Meeting.
A live audio webcast of the Annual Meeting will be available on the Investor Relations page of our website at http://investor.visa.com at 8:30 a.m. Pacific Time on January 30, 2018.
December 1, 2017

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information
Election of ten director nominees	FOR (each nominee)
Approval, on an advisory basis, of compensation paid to our named executive officers	FOR
Ratification of the appointment of our independent registered public accounting firm	FOR

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders, customers and other stakeholders. Information regarding our corporate governance framework begins on page 7, which includes the following highlights:

Number of director nominees	10	Commitment to board refreshment
Percentage of Independent Director nominees	90%	Annual board, committee and director evaluations
Directors attended at least 75% of meetings	ALL	Regularly focus on director succession planning
Annual election of directors		Regular executive sessions of Independent Directors
Majority voting for directors		Risk oversight by full board and committees
Proxy access (3%/3-years)		Stockholder outreach/engagement program
Separate Chairman and CEO		Stock ownership requirements for directors and executive officers
Chairman is Independent Director		Political Participation, Lobbying and Contributions Policy

Snapshot of 2018 Director Nominees

Our director nominees exhibit an effective mix of diversity, experience and perspective

		Director			Committee Memberships			Other Current Public
Name	Age	Since	Principal Occupation	Independent	ARC	CC	NGC	Boards
Lloyd A. Carney	55	2015	Director					–
Mary B. Cranston	69	2007	Director					2
Francisco Javier Fernández–Carbajal	62	2007	Director General, Servicios Administrativos Contry SA de CV					3
Gary A. Hoffman	57	2016	CEO, Hastings Insurance Group					1
Alfred F. Kelly, Jr.	59	2014	CEO, Visa					1
John F. Lundgren	66	2017	Director					1
Robert W. Matschullat	70	2007	Independent Chairman, Visa					2
Suzanne Nora Johnson	60	2007	Director					3
John A. C. Swainson	63	2007	Director					–
Maynard G. Webb, Jr.	62	2014	Founder, Webb Investment Network					1

ARC = Audit and Risk Committee         CC = Compensation Committee         NGC = Nominating & Corporate Governance Committee

= Member          = Chair

EXECUTIVE COMPENSATION HIGHLIGHTS

Highlights of Our Compensation Programs

WHAT WE DO:
Pay for Performance
Annual Say-on-Pay Vote
Clawback Policy
Short-Term and Long-Term Incentives/Measures
Independent Compensation Consultant
Stock Ownership Guidelines
Limited Perquisites and Related Tax Gross-Ups
Double-Trigger Severance Arrangements
Mitigate Inappropriate Risk Taking

WHAT WE DO NOT DO:
Gross-ups for Excise Taxes
Reprice Stock Options
Fixed-Term Employment Agreements
Allow Hedging and Pledging of Visa Securities

Our Compensation Philosophy

We provide our named executive officers with short- and long-term compensation opportunities that encourage increasing performance to enhance stockholder value while avoiding excessive risk-taking.

Principles of our Compensation Programs
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our named executive officers varies based on corporate and individual performance measured against annual and long-term goals.

We maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives.

Key Elements of our Compensation Programs CEO Other NEOs Compensation Mix Annual Cash Incentive Long Term Equity Incentive Salary 8% Target Annual Incentive 20% Target Long-term Incentive 72% 92% at risk Salary 11% Target Annual Incentive 20% Target Long-term Incentive 69% 89% at risk Individual Performance 20% Corporate Performance 80% (Net Income Growth and Net Revenue Growth) Individual Performance 30% Corporate Performance 70% (Net Income Growth and Net Revenue Growth) Performance Shares 50% Restricted Stock Units 25% Stock Options 25%

COMPANY PERFORMANCE HIGHLIGHTS

During the fiscal year ended September 30, 2017, Visa delivered strong financial results following our acquisition of Visa Europe and continued growth in our core operations. Net operating revenue increased 22% to $18.4 billion. GAAP net income increased 12% to $6.7 billion, while adjusted net income increased 21% to $8.3 billion.(1) Payments volume increased 41% to $7.3 trillion, while processed transactions grew 34% to 111 billion. Our class A common stock price increased 27%, and we returned $8.5 billion to stockholders in the form of share repurchases and dividends.

[1]

For further information regarding non-GAAP adjustments, including a reconciliation to GAAP, please see Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview in our 2017 Annual Report as filed on Form 10-K with the Securities and Exchange Commission on November 17, 2017.

[2]	Total shareholder return includes reinvestment of dividends.

BOARD’S ROLE IN LONG-TERM STRATEGIC PLANNING

The Board takes an active role with management to formulate and review Visa’s long-term corporate strategy. In 2017, under the leadership of our new CEO, Alfred F. Kelly, Jr., Visa made several changes to the existing strategic framework. The strategic pillars were reframed as ‘foundational pillars’ – fundamental to maintaining Visa’s operational excellence and reputation as a trusted leader in the industry – and ‘growth pillars’ – critical for driving long-term sustained growth in a rapidly evolving landscape. A new strategic pillar, Leverage World-Class Brand, was added to highlight the importance of maximizing Visa’s brand to drive measurable outcomes for Visa and our partners. Our commitment to develop the best talent was placed at the center of the strategic framework, to reinforce how attracting, developing and retaining the best people globally is crucial to all aspects of Visa’s activities and long-term success.

The Board and management routinely confer on our Company’s execution of its long-term strategic plans, the status of key strategic initiatives and the key strategic opportunities and risks facing Visa. In addition, the Board periodically devotes meetings to conduct an in-depth long-term strategic review with our Company’s senior management team. During these reviews, the Board and management discuss the payments landscape, emerging technological and competitive threats, and short and long-term plans and priorities within each strategic pillar.

Additionally, the Board annually discusses and approves the Company’s budget and capital requests, which are firmly linked to Visa’s long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Visa. For more information on our long-term strategy and the progress we made against our strategic goals in fiscal 2017, please see our 2017 Annual Report, including the letter from our CEO, Alfred F. Kelly, Jr., to our stockholders.

Strategic Framework

CORPORATE GOVERNANCE

Our Board oversees the business of the Company to serve the long-term interests of our stockholders. Members of our Board oversee our business through discussions with our Chief Executive Officer, President, Chief Financial Officer, General Counsel, Vice Chairman and Chief Risk Officer and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

The Board regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the listing standards of the New York Stock Exchange (NYSE). We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, and the charters of each of the Board’s committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Copies of these documents also are available in print free of charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Board Leadership Structure

In October 2016, the Board appointed Alfred F. Kelly, Jr. as Chief Executive Officer, effective December 1, 2016, replacing Charles W. Scharf, who resigned as Chief Executive Officer effective December 1, 2016. The Nominating and Corporate Governance Committee and the Board believe having the Chair and Chief Executive Officer in separate roles is the most appropriate leadership structure for the Company at this time, by allowing Mr. Kelly to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing our independent Chair, Robert W. Matschullat, to focus on leading the Board, providing advice and counsel to Mr. Kelly and facilitating the Board’s independent oversight of management. The Nominating and Corporate Governance Committee will continue to periodically review the Board’s leadership structure and to exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.

As our independent Chair, Mr. Matschullat’s duties and responsibilities include: presiding at meetings of the Board and calling, setting the agenda for and chairing periodic executive sessions of the independent directors; providing feedback to the Chief Executive Officer on corporate policies and strategies; acting as a liaison between the Board and the Chief Executive Officer; and facilitating one-on-one communication between directors, committee chairs, the Chief Executive Officer and other senior managers to keep abreast of their perspectives.

In addition to our independent Chair, the Board has three standing committees: the Audit and Risk Committee, chaired by Mary B. Cranston; the Compensation Committee, chaired by Suzanne Nora Johnson; and the Nominating and Corporate Governance Committee, chaired by John A.C. Swainson. In their capacities as independent committee chairs, Ms. Cranston, Ms. Nora Johnson and Mr. Swainson each have responsibilities that contribute to the Board’s oversight of management, as well as facilitating communication among the Board and management.

Board of Directors and Committee Evaluations

Our Board and each of our committees conduct an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Board also conducts an annual peer review, which is designed to assess individual director performance. The evaluations and peer review are conducted via oral interviews by an independent, third party legal advisor selected by the Board, using as the basis for discussion a list of questions that are provided to each director in advance. The results of the evaluation and any recommendations for improvement are discussed with the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee oversees the evaluation process.

Over the past few years, the evaluation process has led to a broader scope of topics covered in the board meetings and improvements in board process. These improvements include changes relating to the preparation and distribution of board materials, as well as adjustments to the timing and location of board and committee meetings. The process has also informed board and committee composition, which includes changes to the director candidate skills and qualifications criteria.

Director Succession Planning and Board Refreshment

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications, which are described in the section entitled Corporate Governance – Nomination of Directors. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our Board and every member of the Audit and Risk, Compensation and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least fifty-eight percent (58%) of our Board be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines and our Certificate of Incorporation, no director will be considered to be independent unless our Board affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our Board reviews the independence of its members annually and has adopted guidelines to assist it in making its independence determinations. For details, see our Corporate Governance Guidelines, which can be found on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

In October 2017, with the assistance of legal counsel, our Board conducted its annual review of director independence and affirmatively determined that each of our non-employee directors (Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Gary A. Hoffman, Suzanne Nora Johnson, John F. Lundgren, Robert W. Matschullat, John A. C. Swainson and Maynard G. Webb, Jr.) is “independent” as that term is defined in the NYSE’s listing standards, our independence guidelines and our Certificate of Incorporation. In addition, the Board previously determined that Cathy E. Minehan and David J. Pang were “independent” while they served on the Board during fiscal 2017.

In making the determination that the directors listed above are independent, the Board considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our independence guidelines, and determined that these relationships were not material relationships that would impair the director’s independence. In this regard, the Board considered that certain directors serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our directors are affiliated also were considered, and the Board determined that the amounts contributed to each of these charitable organizations in the past fiscal year were less than $120,000 and that these contributions otherwise created no material relationships that would impair the independence of those individuals.

In addition, each member of the Audit and Risk Committee and the Compensation Committee meets the additional, heightened independence criteria applicable to such committee members under the applicable NYSE rules.

Executive Sessions of the Board of Directors

The non-employee, independent members of our Board and all committees of the Board generally meet in executive session without management present during their regularly scheduled in-person board and committee meetings, and on an as-needed basis during telephonic and special meetings. Robert W. Matschullat, our independent Chair, presides over executive sessions of the Board and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Limitation on Other Board and Audit Committee Service

Our Corporate Governance Guidelines establish the following limits on our directors serving on outside publicly-traded company boards and audit committees:

Director Category	Limit on publicly-traded board and committee service, including Visa
All directors	5 boards
Directors who are CEOs of a publicly-traded company	3 boards
Directors who serve on our Audit and Risk Committee	3 audit committees

The Nominating and Corporate Governance Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request. The Guidelines provide that prior to accepting an invitation to serve on the board or audit committee of another publicly-traded company, a director should advise the Chair of the Board and the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board or Audit and Risk Committee. When reviewing such a request, the Nominating and Corporate Governance Committee may consider a number of factors, including the director’s other time commitments, record of attendance at board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship or audit committee service on the director’s availability.

Management Development and Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each quarter, the Nominating and Corporate Governance Committee meets with our Executive Vice President, Human Resources and other executives to discuss management succession and development planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.

The Board of Directors’ Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer, Vice Chairman and Chief Risk Officer and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory risks and operational risks.

Board of Directors

•	The Board exercises its oversight responsibility for risk both directly and through its three standing committees.

•	Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics.

•	On an annual basis, the Vice Chairman and Chief Risk Officer and other members of senior management report on our top enterprise risks, and the steps management has taken or will take to mitigate these risks.

•	Our EVP, Technology provides annual updates to the Board on technology and cybersecurity.

•	In addition, the General Counsel updates the Board regularly on material legal and regulatory matters.

•	Written reports also are provided to and discussed by the Board regularly regarding recent business, legal, regulatory, competitive and other developments impacting the Company.

Audit and Risk Committee

Oversees risks related to our enterprise risk framework and programs, including:

•   financial statements, financial reporting and internal controls,

•   tax strategy,

•   credit and liquidity,

•   legal and regulatory,

•   key operational risks,

•   technology, including information security and cybersecurity,

•   compliance and ethics program, including AML and sanctions and

•   business continuity plan.

Compensation Committee

Oversees risks related to employees and compensation, including:

•   our compensation policies and practices for all employees, and

•   our incentive and equity- based compensation plans.

For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

Nominating and Corporate

Governance Committee

Oversees risks related to our overall corporate governance, including:

•   board effectiveness,

•   board and committee composition,

•  board size and structure,

•   director independence,

•   board succession,

•   senior management succession, and

•   our corporate responsibility, philanthropy, and political participation and contributions.

In addition, each of the Committees meet in executive session with management to discuss our risk profile and risk exposures. For example, the Audit and Risk Committee meets regularly with our Chief Financial Officer, General Counsel, Vice Chairman and Chief Risk Officer, Chief Auditor, Chief Compliance Officer and other members of senior management to discuss our major risk exposures and other programs.

Stockholder Engagement on Corporate Governance, Corporate Responsibility and Executive Compensation Matters

Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on corporate governance, corporate responsibility and executive compensation, in addition to the ongoing dialogue among our stockholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team on Visa’s financial and strategic performance.

We contacted our Top 50 Stockholders and other key stakeholders	Representing over of our outstanding Class A common stock	We held in-person and telephonic meetings with stockholders representing approximately of our outstanding Class A common stock

Prior To Annual Meeting

•   We reach out to our top 50 investors to discuss corporate governance, corporate responsibility and executive compensation matters, and solicit feedback.

•   Our Board is provided with our stockholders’ feedback for consideration.

•   Board and management discuss feedback and whether action should be taken.

•   Disclosure enhancements are considered.

•   We review vote proposals and solicit support for Board recommendations on management and stockholder proposals.

Annual Meeting of Stockholders Our stockholders vote on election of directors, executive compensation, ratification of our auditors and other management and stockholder proposals.

Post Annual Meeting

•   Our Board and management review the voting results from our annual meeting.

•   Board and management discuss vote results and whether action should be taken.

•   We start preparing our agenda for our next proxy season outreach.

Some of the topics discussed during this year’s stockholder engagement included board composition and refreshment, the board evaluation process, our executive compensation program and philosophy, and corporate responsibility. A summary of the feedback we received was provided to the Board for review and consideration, and enhancements have been made to our proxy statement disclosures to improve transparency in these areas. In addition, we held our 2017 Investor Day in June of this year, which provided an opportunity for our stockholders to hear directly from management on Visa’s long-term corporate strategy and ask questions of the management team.

Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Communicating with the Board of Directors

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, Visa Inc., P.O. Box 193243, San Francisco, CA 94119. Communications that meet the procedural and substantive requirements of the process approved by the Board will be delivered to the specified member of the Board, non-employee directors as a group or all members of the Board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the Board. Communications of a more urgent nature will be referred to the General Counsel, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our Board may be found on our website at http://investor.visa.com, under “Corporate Governance – Contact the Board.”

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com, through our Confidential Compliance Hotline at (888) 289-9322 within the United States or the AT&T International Toll-Free Dial codes available online at http://www.usa.att.com/traveler/access numbers/index.jsp outside of the United States, through our Confidential Online Compliance Hotline at https://visa.alertline.com, or by mail to Visa Inc., Business Conduct Office, P.O. Box 193243, San Francisco, CA 94119. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The Board met 10 times during fiscal year 2017. Each director attended at least 75% or more of the aggregate of: (i) the total number of meetings of the Board held during the period in fiscal year 2017 for which he or she served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during the period in fiscal year 2017. The total number of meetings held by each committee is listed below, under the heading Committees of the Board of Directors. It is our policy that all members of the Board should endeavor to attend the annual meeting of stockholders. All nine of our then-directors attended the 2017 Annual Meeting of Stockholders. Mr. Lundgren joined the Board in April 2017 and, therefore, did not attend the 2017 Annual Meeting.

Codes of Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, employees and contingent staff of the Company. Additionally, the Board has adopted a supplemental Code of Ethics for Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers are held accountable for their adherence to the Codes. If we amend or grant any waiver from a provision of our Codes, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at http://investor.visa.com or by filing a current report on Form 8-K with the Securities and Exchange Commission (SEC).

Political Engagement and Disclosure

Public sector decisions significantly affect our business and industry, as well as the communities in which we operate. For this reason, we participate in the political process through regular and constructive engagement with government officials and policy-makers, by encouraging the civic involvement of our employees, and by contributing to candidates and political organizations where permitted by applicable law. We are committed to conducting these activities in a transparent manner that reflects responsible corporate citizenship and best serves the interests of our shareholders, employees, and other stakeholders. Additional information regarding our political activities and oversight may be found at https://usa.visa.com/about-visa/operating-responsibly.html.

Visa has a Political Participation, Lobbying and Contributions Policy that prohibits our directors, officers and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors, officers and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Government Relations department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or executives.

Under the Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. Internal Revenue Code to support political activities. The Policy further requires the Company to make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in the annual contributions report that is posted on our website.

We endeavor to maintain a healthy and transparent relationship with governments around the world by communicating our views and concerns to elected officials and policy-makers. As an industry leader, we encounter challenges and opportunities on a wide range of policy matters. These issues may include regulations and policies on interchange fees, cyber security, data security, privacy, intellectual property, surcharging, payroll and prepaid cards, mobile payments, tax, international trade and market access, and financial inclusion, among others.

The Nominating and Corporate Governance Committee annually reviews our political contributions and lobbying expenditures, which includes information regarding memberships in, or payments to, tax-exempt organizations that write and endorse model legislation. Additional information on our political contributions and lobbying expenditures can be found on our website, including our annual contributions report and links to our quarterly U.S. federal lobbying activities and expenditures reports.

In 2017, the Center for Political Accountability assessed our disclosures for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability, known as the CPA-Zicklin Index. The CPA-Zicklin Index measures the transparency, policies and practices of the S&P 500 with respect to political disclosures. Visa was designated a “trendsetter” (the highest designation in the CPA-Zicklin Index) with a score of 94.3 out of 100.

Corporate Responsibility and Sustainability

The Nominating and Corporate Governance Committee of our Board oversees Visa’s corporate responsibility initiatives. We believe that as a trusted brand in payments, Visa has a tremendous opportunity and responsibility to use our business to connect the world – enabling economic growth and strengthening economies while also helping improve lives and create a better world. We are committed to managing the risks and opportunities that arise from environmental, social and governance (ESG) issues.

As detailed below, Visa takes an integrated approach to managing ESG performance and transparency, which consists of governance, engagement and reporting on our initiatives.

Integrated Approach to Corporate Responsibility

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Governance

Functional Leadership

● Corporate responsibility is managed at a functional level across our strategic and operational areas, with responsibility rolling up to executive level oversight

Corporate Responsibility Working Group

● Co-chaired by our global head of Corporate Responsibility and our Chief Counsel — Corporate and
with representation from more than a dozen senior leaders, serves as the central coordinating body for our responsibility strategy, benchmarking and reporting

Board and Committee Oversight

● In 2016, the Charter of the Nominating and Corporate Governance Committee was expanded to include formal responsibility for and oversight of corporate responsibility policies, programs and reporting

🌑	Engagement ————---—— Proactive engagement with key stakeholders to understand expectations and engage on our performance	🌑 Reporting Greater transparency to meet stakeholder expectations

Published 2016 CSR Report Disclosure on Visa website

Informed by a formal process to understand the ESG issues that are at the intersection of importance to our stakeholders as well as our long-term success, our approach focuses on topics in five areas:

In 2017, Visa was recognized for our corporate responsibility progress, including through the following:

•	Named to Dow Jones Sustainability Index and FTSE4Good Index for the 1st time

•	Recognized by Ethisphere as a World’s Most Ethical Company for 5th year in a row

We encourage you to read more about how we are working to build a connected world and better future for everyone, everywhere in our 2016 Corporate Responsibility Report.

Areas of Focus Informed by periodic materiality assessments and ongoing stakeholder engagement, our corporate responsibility strategy focuses on five priority areas, each with several topics of interest Transforming Commerce Innovation & Technology Payments Security Expanding Access Financial lnclusion Partnerships Solutions Investing in our people Employee Development & Engagement Diversity & Inclusion Employee Benefits Operating Responsibly Corporate Governance Ethics & Compliance Engaging with Governments Consumer Privacy Environmental Sustainability Responsible Sourcing Strengthening Communities Financial Literacy Employee Involvement Community Giving

COMMITTEES OF THE BOARD OF DIRECTORS

The current standing committees of the Board are the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

Audit and Risk Committee

Committee members: Lloyd A. Carney, Audit Committee Financial Expert Mary B Cranston, Chair Gary A. Hoffman John F. Lundgren, Audit Committee Financial Expert Number of meetings in fiscal year 2017: 5

“The integration of Visa Europe was a critical area of focus that required our oversight of financial reporting, internal audit, legal and regulatory matters, ethics and compliance, enterprise risk, and technology, and we were pleased with the progress the Company made during the year.”

– Mary B. Cranston, Chair

Key Activities in 2017

•	Oversaw the implementation of the SOX program in Europe, the legal entity reorganization of Visa Europe and the integration of our audit, finance, compliance, legal and technology functions in Europe;
•	Reviewed and discussed with management the adoption of the new revenue recognition accounting standard, which is effective for Visa on October 1, 2018;
•	Monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting and the performance of our internal audit function and KPMG, our independent registered public accounting firm;
•	Selected, approved the compensation of, and oversaw the work of KPMG;
•	Reviewed and discussed with management the disclosures required to be included in our annual report on Form 10-K and our quarterly reports on Form 10-Q, including the Company’s significant accounting policies, and areas subject to significant judgment and estimates;
•	On a quarterly basis, reviewed audit results and findings prepared by internal audit;
•	Reviewed and recommended to the Board for approval amendments to our Audit and Risk Committee charter, our Code of Business Conduct and Ethics, and our Code of Ethics for Senior Financial Officers;
•	Monitored compliance with our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, and reviewed the implementation and effectiveness of the Company’s compliance and ethics program;
•	Reviewed and discussed with management the Company’s financial risks, top risks and other risk exposures and the steps taken to monitor and control those exposures, including our enterprise risk framework and programs;
•	Monitored the Company’s technology risks, including business continuity and cybersecurity;
•	Reviewed and discussed the 2017 budget with management;
•	Reviewed and approved the FY2017 Global Business Continuity Program plan, Risk Appetite Framework, the FY2017 internal audit plan and the Internal Audit Charter;
•	Reviewed and approved our Related Person Transactions Policy;
•	Reviewed and reapproved the Company’s Whistleblower Policy, procedures for the receipt, retention and treatment of complaints we receive including regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•	John F. Lundgren joined the Board and the Audit and Risk Committee in April 2017.

Certain Relationships and Related Person Transactions

The Audit and Risk Committee has adopted a written Statement of Policy with Respect to Related Person Transactions, governing any transaction, arrangement or relationship between the Company and any related person where the aggregate amount involved will or may be expected to exceed $120,000 and any related person had, has or will have a direct or indirect material interest. Under the Policy, the Audit and Risk Committee reviews related person transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related person transaction, the Audit and Risk Committee may take into consideration all of the relevant facts and circumstances available to it, including: (i) the material terms and conditions of the transaction or transactions; (ii) the related person’s relationship to Visa; (iii) the related person’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party.

In the event we become aware of a related person transaction that was not previously approved or ratified under the Policy, the Audit and Risk Committee will evaluate all options available, including ratification, revision or termination of the related person transaction. The Policy is intended to augment and work in conjunction with our other policies that include code of conduct or conflict of interest provisions, including our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a related person under the Policy, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2017, no related person has had a material interest in any of our business transactions or relationships.

Report of the Audit and Risk Committee

The Committee, comprised of independent directors, is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the Board. The functions of the Committee are described in greater detail in the Audit and Risk Committee Charter, adopted by the Board, which may be found on the Company’s website at www.visa.com under “Corporate Governance – Committee Composition.” Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, and on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2017. In addition, the Committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (PCAOB).

The Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee has discussed the independence of KPMG with that firm. The Committee also has considered whether KPMG’s provision of non-audit services to the Company impairs the auditor’s independence, and concluded that KPMG is independent from the Committee and the Company’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Mary B. Cranston (Chair)

Lloyd A. Carney

Gary A. Hoffman

John F. Lundgren

Compensation Committee

Committee members: Francisco Javier Fernández-Carbajal Suzanne Nora Johnson, Chair John A. C. Swainson Maynard G. Webb, Jr. Number of meetings in fiscal year 2017: 8

“In 2017, we maintained our focus on providing a balanced set of short- and long-term compensation and metrics that support shareholder value creation, while avoiding undue risk.”

– Suzanne Nora Johnson, Chair

Key Activities in 2017

•	Reviewed the overall executive compensation philosophy for the Company;
•	Reviewed and approved corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation, including annual performance objectives;
•	Evaluated the performance of our Chief Executive Officer and other named executive officers in light of the corporate goals and objectives and, based on such evaluation, determined, approved and reported to the Board the annual compensation of our Chief Executive Officer and other named executive officers, including salary, bonus, equity and other benefits;
•	Reviewed and approved the compensation package of our new Chief Executive Officer;
•	Reviewed and recommended to the independent members of the Board the form and amount of compensation of our directors;
•	Oversaw administration and regulatory compliance with regard to the Company’s incentive and equity-based compensation plans, including Company tax deductibility;
•	Reviewed the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;
•	Reviewed an annual compensation-risk assessment report and considered whether the Company’s compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;
•	Reviewed the Company’s stock ownership guidelines for directors and named executive officers, as well as individual compliance;
•	Reviewed and discussed with management the compensation disclosures required to be included in the Company’s annual filings;
•	Oversaw the Company’s submissions to a stockholder vote on executive compensation matters, including the advisory vote on executive compensation (“Say-on-Pay”);
•	Reviewed the results of stockholder votes on executive compensation matters and discussed with management the appropriate engagement with stockholders in response to the votes;
•	Reviewed the appropriateness of the Company’s peer group;
•	Reviewed the Company’s programs and practices related to executive workforce diversity and the administration of executive compensation programs in a non-discriminatory manner; and
•	Received and reviewed updates on regulatory and compensation trends.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of the members who served on the Compensation Committee (Suzanne Nora Johnson, Francisco Javier Fernández-Carbajal, Alfred F. Kelly, Jr., before his employment with Visa, David J. Pang, before leaving the Board during fiscal 2017, John A. C. Swainson, and Maynard G. Webb, Jr.) was or had ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee. Effective as of October 17, 2016, Alfred F. Kelly, Jr., who became our Chief Executive Officer Designate as of October 31, 2016 and our Chief Executive Officer on December 1, 2016, ceased to serve on the Compensation Committee when he was named as our Chief Executive Officer Designate. David J. Pang ceased to serve on the Compensation Committee effective as of January 31, 2017.

Risk Assessment of Compensation Programs

The Compensation Committee annually considers potential risks when reviewing and approving our compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our compensation programs for executive officers:

•

A Balanced Mix of Compensation Components – The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•

Multiple Performance Factors – Our incentive compensation plans use Company-wide metrics and individual performance goals, which encourage the achievement of objectives for the overall benefit of the Company. Annual cash incentive awards are dependent on multiple performance metrics including Net Income Growth and Net Revenue Growth, both as adjusted for unusual or non-recurring items, as well as individual goals related to specific strategic or operational objectives.

•	Long-term Incentives – Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash-based incentives.

•	Capped Incentive Awards – Annual incentive awards and performance share awards are capped at 200% of target for executive officers.

•	Stock Ownership Guidelines – Our guidelines call for significant share ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

•

Clawback Policy – Our Clawback Policy authorizes the Board to recoup past incentive compensation in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks for all of our employees. Based on this assessment, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation programs in relation to industry “best practices” as presented by Frederic W. Cook & Co. (FW Cook), the Compensation Committee’s independent compensation consultant, as well as the means of mitigating potential risks, such as through our internal controls and oversight by management and the Board. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with FW Cook to conclude that such programs do not encourage excessive risk taking.

Compensation Committee Report

The Compensation Committee has:

•	reviewed and discussed the section entitled Compensation Discussion and Analysis with management; and

•	based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE

Suzanne Nora Johnson (Chair)

Francisco Javier Fernández-Carbajal

John A. C. Swainson

Maynard G. Webb, Jr.

Nominating and Corporate Governance Committee

Committee members: Francisco Javier Fernandez-Carbajal Suzanne Nora Johnson John A. C. Swainson, Chair Maynard G. Webb, Jr. Number of meetings in fiscal year 2017: 7

“We continued our focus on board refreshment, including reviewing our director skills and qualification criteria to make sure we have the right mix of directors in place to support Visa’s long-term strategy.”

– John A. C. Swainson, Chair

Key Activities in 2017

•	Identified, selected and recommended a new director, John F. Lundgren, to serve as a member of the Board and the Audit and Risk Committee;
•	Reviewed the criteria used to identify individuals qualified to become our directors to better align with our current business needs and long-term strategy;
•	Regularly discussed board composition and reviewed director candidates in light of our director qualification criteria, current business needs and long-term strategy;
•	Reviewed the company’s governance practices and policies, including the Nominating and Corporate Governance Committee Charter, Corporate Governance Guidelines and Board Communications Policy, which were approved by the Board;
•	Reaffirmed the Board’s categorical director independence standards, and reviewed the qualifications and determined the independence of the members of the Board and its committees;
•	Recommended to the Board changes to the Board’s committee composition, which resulted in
•	Appointment of Maynard Webb to the Compensation Committee;
•	Appointment of John F. Lundgren to the Audit and Risk Committee and his designation as an “audit committee financial expert”; and
•	Appointment of Francisco Javier Fernandez-Carbajal to the Compensation Committee and Nominating and Corporate Governance Committee;
•	Reviewed each director’s compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;
•	Reviewed succession and development plans for management, including the succession of the Chief Executive Officer in the event of an emergency or retirement;
•	Oversaw the annual evaluation of the Board, its committees and directors;
•	Oversaw our stockholder engagement program;
•	Reviewed and approved the 2017 corporate political contribution plan, and oversaw the Company’s political contributions and lobbying activities; and
•	Reviewed corporate responsibility developments and oversaw Company’s charitable giving.

Nomination Process and Stockholder Proposed Candidates

The Nominating and Corporate Governance Committee considers and recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board regarding director candidate qualifications. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current directors, members of management, a professional search firm or a stockholder.

Stockholders may propose a director candidate to be considered for nomination by the Nominating and Corporate Governance Committee by providing the information specified in our Corporate Governance Guidelines to our Corporate Secretary within the timeframe specified for stockholder nominations of directors in our Bylaws. For additional information regarding the process for proposing director candidates to the Nominating and Corporate

Governance Committee for consideration, please see our Corporate Governance Guidelines. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders must follow the procedure described under the heading Other Information – Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2018 Annual Meeting on page 86 of this proxy statement. For additional information regarding this process, please see our Bylaws.

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and charters of the Board’s committees. However, the Nominating and Corporate Governance Committee and the Board have identified the ten skills and qualifications listed below as important criteria for membership on the Visa Board.

In addition to the above qualities, the Board, through the Nominating and Corporate Governance Committee, strives to have a board which reflects the diversity of our key constituencies around the world (clients, customers, employees, business partners and stockholders). While the Board does not have a formal policy on diversity, in assembling our Board, our objective is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity, and cultural backgrounds.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests with those of our stockholders. Neither Mr. Scharf, who was our Chief Executive Officer until December 1, 2016, nor Mr. Kelly who was our Chief Executive Officer for the remainder of fiscal year 2017, received additional compensation for their service as directors. However, Mr. Kelly received one quarterly installment in fiscal year 2017 prior to his becoming an employee for his service as a non-employee director. All amounts received by Mr. Kelly, whether in his capacity as a director or an executive officer, are set forth in the Summary Compensation Table.

The Compensation Committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. The Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2017. The Compensation Committee considered the results of an independent analysis completed by FW Cook. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the Compensation Committee in connection with its review of executive compensation. Pursuant to this compensation review process, and after considering FW Cook’s advice that the changes are consistent with our peer group, the Compensation Committee made the following changes to the non-employee director compensation for fiscal year 2017: the annual equity grant value was increased to $185,000; the additional cash retainer for our independent Chair was increased to $185,000; and the additional cash retainer for the Chair of our Nominating and Corporate Governance Committee was increased to $20,000. In addition, effective for fiscal year 2018, the annual equity award vests immediately upon grant. There have been no other changes to our non-employee director compensation program for fiscal year 2017.

Highlights of our Non-Employee Directors Compensation Program

AMONG THE HIGHLIGHTS OF OUR PROGRAM ARE:

No Fees for Board Meeting Attendance: No fees are paid for board meeting attendance.
Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stockholders.
Recognition of Special Roles: Special roles (such as independent Chair and Committee Chairs) are fairly recognized for their additional time commitments.

Formulaic Annual Equity Grants with Immediate Vesting: Annual restricted stock units are granted under a fixed-value formula with immediate vesting (starting in fiscal year 2018) to support independence.

Robust Stock Ownership Guidelines: A robust stock ownership guideline of five times the annual board membership retainer supports alignment with stockholders’ interests.
Limited Perquisites and Related Tax Gross-Ups: Other benefits are limited (e.g., matching charitable contributions).

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the independent Chair, on a committee or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2017.

Type of Retainer	Amount of Retainer
Annual Board Membership	$105,000
Independent Chair	$185,000
Audit and Risk Committee Membership	$20,000
Compensation Committee Membership	$10,000
Nominating and Corporate Governance Committee Membership	$10,000
Audit and Risk Committee Chair	$25,000 (in addition to member retainer)
Compensation Committee Chair	$20,000 (in addition to member retainer)
Nominating and Corporate Governance Committee Chair	$20,000 (in addition to member retainer)

U.S.-based directors may defer the payment of all or a portion of the cash retainer payments. All cash retainers are paid in quarterly installments throughout the year unless a director elected to defer the payment. Directors are also reimbursed for customary expenses incurred while attending meetings of the Board and its committees.

Equity Compensation

Each non-employee director also receives an annual equity grant. In fiscal year 2017, a grant with a grant date value of $185,000 was awarded to each non-employee director other than Gary Hoffman on November 19, 2016. In the November following the date of a director’s election or appointment to the Board, the director receives a prorated initial grant based on the partial year of board service. Accordingly, Gary Hoffman received a grant with a grant date value of $123,333 on November 19, 2016. Grants to all non-employee directors were made in the form of restricted stock units, which vest on the first anniversary of the grant dates, but may be accelerated upon completion of service on the Board or in other limited circumstances. Effective for fiscal year 2018, the annual equity award vests immediately upon grant. Directors may elect to defer settlement of all or a portion of their equity grants.

Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual board membership retainer. Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the director, shares jointly owned and restricted stock units payable in shares. Directors have five years from the date they become a member of the Board to attain these ownership levels. Each non-employee director with at least five years of service on our Board currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year. Our non-employee directors may also participate in our PAC Charitable Matching Program. Under this program, when non-employee directors make a contribution to a Visa PAC, Visa will match their contribution to a qualifying charity or charities the non-employee director selects, up to a maximum of $5,000 per director per calendar year.

Director Compensation Table for Fiscal Year 2017

The following tables provide information on the total compensation earned by each of our non-employee directors who served during fiscal year 2017.

Name*	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Lloyd A. Carney	125,000	184,997		5,000		314,997
Mary B. Cranston	150,000	184,997		20,000		354,997
Francisco Javier Fernández-Carbajal	125,000	184,997		15,000		324,997
Gary A. Hoffman	125,000	123,331	(4)	233,613	(5)	481,944
John F. Lundgren(6)	31,250	-		-		31,250
Robert W. Matschullat	290,000	184,997		22,500		497,497
Cathy E. Minehan(7)	62,500	184,997		-		247,497
Suzanne Nora Johnson	145,000	184,997		20,000		349,997
David J. Pang(7)	62,500	184,997		-		247,497
John A. C. Swainson	140,000	184,997		10,000		334,997
Maynard G. Webb, Jr.	130,000	184,997		20,000		334,997

*

During fiscal 2017, Mr. Kelly served as a non-employee director prior to his appointment as an executive officer of our Company. The non-employee director compensation paid to him in fiscal 2017 is reported under “All Other Compensation” in the Summary Compensation Table for Fiscal Year 2017.

(1)	Additional information describing these fees is included under the heading Fees Earned or Paid in Cash.
(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 5 – Share-based Compensation to our fiscal year 2017 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 17, 2017. As of September 30, 2017, each non-employee director had 2,289 unvested restricted stock units outstanding, except for Gary A. Hoffman who had 1,526 unvested restricted stock units outstanding, John F. Lundgren who did not have any unvested restricted stock units and Alfred F. Kelly Jr., whose stock holdings are detailed in the Outstanding Equity Awards at 2017 Fiscal Year-End Table.

(3)

Amounts include the matching contributions we made on behalf of our directors for fiscal year 2017 pursuant to our Board Charitable Matching Gift Program in the amount of: $15,000 for Ms. Cranston; $15,000 for Mr. Fernández-Carbajal; $17,500 for Mr. Matschullat; $15,000 for Ms. Nora Johnson; $5,000 for Mr. Swainson; and $15,000 for Mr. Webb. Because fiscal year 2017 overlaps two calendar years, amounts matched on behalf of Mr. Matschullat during the fiscal year is greater than $15,000 even though his donations were within the $15,000 per calendar year limit. The amounts also include the $5,000 matching contributions we made on behalf of each of the following directors for fiscal year 2017 pursuant to our PAC Charitable Matching Program: Mr. Carney; Ms. Cranston; Mr. Matschullat; Ms. Nora Johnson; Mr. Swainson; and Mr. Webb.

(4)	Mr. Hoffman received a prorated stock award based on the portion of the Board year he served as a Director.
(5)

Mr. Hoffman’s All Other Compensation reflects $233,613 in compensation during fiscal year 2017 in consideration for his services as a director of Visa Europe. This amount was converted from the Great British Pound using the exchange rate on the last day of the fiscal year, September 30, 2017.

(6)	Mr. Lundgren was appointed to the Board effective April 18, 2017. Accordingly, he received prorated compensation under the director compensation policies described above.
(7)	Ms. Minehan and Mr. Pang did not stand for re-election as members of the Board at the Company’s 2017 annual meeting of stockholders.

Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2017.

Name	Board Retainer ($)	Independent Chair Retainer ($)	Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/ Member Retainer ($)
Lloyd A. Carney	105,000	-	20,000	-	-
Mary B. Cranston	105,000	-	45,000	-	-
Francisco Javier Fernández-Carbajal	105,000	-	20,000	-	-
Gary A. Hoffman	105,000	-	20,000	-	-
John F. Lundgren(1)	26,250	-	5,000	-	-
Robert W. Matschullat	105,000	185,000	-	-	-
Cathy E. Minehan(2)	52,500	-	10,000	-	-
Suzanne Nora Johnson	105,000	-	-	30,000	10,000
David J. Pang(2)	52,500	-	-	5,000	5,000
John A. C. Swainson	105,000	-	-	10,000	25,000
Maynard G. Webb, Jr.	105,000	-	10,000	5,000	10,000

(1)

Mr. Lundgren was appointed to the Board effective April 18, 2017. The amounts shown reflect prorated fees Mr. Lundgren earned for service during the portion of the fiscal year 2017 during which he served as a director.

(2)

Ms. Minehan and Mr. Pang did not stand for re-election as members of the Board at the Company’s 2017 annual meeting of stockholders. The amounts shown reflect prorated fees Ms. Minehan and Mr. Pang earned for service during the portion of the fiscal year 2017 during which they served as directors.

Note: The above amounts may vary from the retainers listed under the Director Compensation Table for Fiscal Year 2017 above due to changes in Committee memberships in the course of fiscal year 2017.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of ten directors, each of whom is nominated for election at our Annual Meeting, including nine independent directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following ten persons to serve as directors for the term beginning at the Annual Meeting on January 30, 2018: Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Gary A. Hoffman, Alfred F. Kelly, Jr., John F. Lundgren, Robert W. Matschullat, Suzanne Nora Johnson, John A.C. Swainson and Maynard G. Webb, Jr. Mr. Lundgren was recommended by a global search firm. He was nominated by the Nominating and Corporate Governance Committee after an extensive and careful search was conducted by this search firm, and numerous candidates were considered. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experience and skills described under “Criteria for Nomination to the Board of Directors and Diversity” above, as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Nominating and Corporate Governance Committee.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Visa cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTORS.

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, and the specific qualifications, experience, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominee should serve as one of our directors.

Lloyd A. Carney Age: 55 Independent Director Since: June 2015 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Visa Inc.

(prior) Brocade Communications Systems, Inc., Cypress Semiconductor Corporation;

Micromuse, Inc. (Chairman)

Career Highlights:

•    CEO and director of Brocade Communications Systems, Inc., a global supplier of networking hardware and software from January 2013 to November 2017

•    CEOand director of Xsigo Systems, an information technology and hardware company, from 2008 to 2012

•   CEOand chairman of the board of Micromuse, Inc., a networking management software company, acquired by IBM, from 2003 to 2006

•   B.S. degree in Electrical Engineering Technology and an Honorary PhD from the Wentworth Institute of Technology, and a M.S. degree in Applied Business Management from Lesley College

Specific Qualifications, Experience, Attributes and Skills:

•   Held senior leadership roles at Juniper Networks, Inc., a networking equipment provider, Nortel Networks Inc., a former telecommunications and data networking equipment manufacturer, and Bay Networks, Inc., a computer networking products manufacturer

•   As former CEO for Brocade and prior to that for multiple technology companies, he has extensive experience with information technology, strategic planning, finance and risk management

•   As a director of a number of public and private companies, he has experience with corporate governance, financial reporting and controls, risk management and business strategy and operations

Mary B. Cranston Age: 69 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Chemours Company; MyoKardia, Inc.;
Visa Inc.

(prior) Exponent, Inc.; GrafTech International, Inc.; International Rectifier Corporation; Juniper Networks, Inc.

Career Highlights:

•    Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm

•    Chairand Chief Executive Officer of Pillsbury from January 1999 to April 2006; continued to serve as Chair of the firm until December 2006; Firm Senior Partner until January 2012

•    A.B.degree in Political Science from Stanford University, a J.D. degree from Stanford Law School and a M.A. degree in Educational Psychology from the University of California, Los Angeles

Specific Qualifications, Experience, Attributes and Skills:

•   Gaineda broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise through tenure at the Pillsbury law firm

•   Representedbanks and financial institutions for over 30 years, and as CEO of the firm, regularly met with senior executives from banking clients, covering concerns and issues relevant to the financial services industry

•   Oversawthe opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office

•   Substantialexpertise in complex antitrust, class action and securities law and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America”

•   Regularlyreviewed corporate strategies and financial and operational risks as a director of other U.S. publicly-traded companies

•   Identifiedand managed legal risks for many Fortune 500 companies throughout her legal career, which has helped inform her service as Chair of the Audit and Risk Committee

•    Experienceand background provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse, multinational enterprise

Francisco Javier Fernández-Carbajal Age: 62 Independent Director Since: October 2007 Board Committees: Compensation Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) ALFA S.A.B. de C.V.; CEMEX S.A.B. de C.V.; Fomento Economico Mexicano, S.A.B. de C.V.; Visa Inc.

(prior) El Puerto de Liverpool, S.A.B. de C.V.; Fresnillo, plc; Grupo Aeroportuario del Pacifico, S.A.B. de C.V.; Grupo Bimbo, S.A.B. de C.V.; Grupo Gigante, S.A.B. de C.V.; Grupo Lamosa, S.A.B. de C.V.; IXE Grupo Financiero S.A.B. de C.V.

Career Highlights:

•  Consultant for public and private investment transactions and wealth management advisor since January 2002

•  Director General of Servicios Administrativos Contry S.A. de C.V., a privately held company that provides central administrative and investment management services, since June 2005

•  CEO of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks from July 2000 to January 2002; held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999

•  Degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and an M.B.A. degree from Harvard Business School

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial payment systems, financial services and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer

•  Background and career in the payments and financial services industry in Mexico enable him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, he chaired the BBVA Bancomer’s Assets and Liabilities Committee, Credit Committee and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations

•  As the Chief Financial Officer of a large publicly-traded company, and through his board and committee membership with several large companies in Mexico, he has accumulated extensive experience in corporate finance and accounting, financial reporting and internal controls, human resources and compensation, which contributes to his service on our Compensation and Nominating and Corporate Governance Committees

Gary A. Hoffman Age: 57 Independent Director Since: June 2016 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Hastings Group Holdings plc; Visa Inc.

(prior) Barclays Bank plc; Barclays plc; Northern Rock plc; NBNK plc

Career Highlights:

•  Chairman of Visa Europe since December 2010

•  Chief Executive Officer of Hastings Insurance Group, a digitally focused UK general insurance provider, since November 2012

•  Former Chief Executive Officer of NBNK Investments, an investment vehicle formed to establish personal and business retail banking in the UK, from May 2011 to December 2012

•  Former Chief Executive Officer of Northern Rock plc, a British Bank, from October 2008 to November 2010

•  Vice Chairman of Barclays plc 2006-2008, a British multinational banking and financial services company headquartered in London, having also been Chairman of UK Banking and Barclaycard at Barclays plc. following five years as Chief Executive of Barclaycard

•  B.A. degree in Economics from Queens’ College, Cambridge University, and an Honorary PhD from the University of Northampton

Specific Qualifications, Experience, Attributes and Skills:

•  As a director on Visa Europe’s board for over 15 years, during his roles at Northern Rock and prior to that at Barclays, he has extensive experience and knowledge of our business and the payments industry

•  Extensive knowledge and experience in the payments and financial services industry in Europe and during his tenure as a director of Visa Europe overseeing the operation of a global enterprise within the European regulatory landscape

•  As the current CEO of Hastings Group and former CEO of NBNK Investments and Northern Rock plc, he has substantial executive leadership, financial services and risk management experience

Alfred F. Kelly, Jr. Age: 59 Director Since: January 2014 Board Committees: None

Public Company Directorships:

(current) MetLife Inc.; Visa Inc.

(prior) Affinion Group Holdings, Inc.; Affinion Group, Inc.

Career Highlights:

•  Chief Executive Officer, Visa Inc. since December 2016

•  Chief Executive Officer and President of Intersection, a digital technology and media company, from March 2016 to October 2016

•  Management Advisor, TowerBrook Capital Partners L.P. from April 2015 to February 2016

•  Chairman, President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, from April 2011 to August 2014

•  Held senior positions at the American Express Company, a global financial services company, for 23 years, including serving as President from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005

•  Former head of information systems at the White House from 1985 to 1987

•  Held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985

•  B.A. degree in Computer and Information Science and a M.B.A. degree from Iona College

Specific Qualifications, Experience, Attributes and

Skills:

•  As the President of American Express, he was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel and risk and information management

•  Significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry

•  Has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo

•  Currently serves as a member of the Audit Committee of MetLife, and previously served as Chair of the Audit Committees of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc., which enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

John F. Lundgren Age: 66 Independent Director Since: April 2017 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Callaway Golf Company; Visa Inc.

(prior) Stanley Black & Decker, Inc.; Staples, Inc.

Career Highlights:

•  Chief Executive Officer of Stanley Black & Decker, Inc. from March 2010 until his retirement in July 2016; also served as Chairman until December 2016

•  Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use, from March 2004 until its merger with Black & Decker in March 2010

•  President of European Consumer Products of Georgia-Pacific Corporation from January 2000 to February 2004

•  President of European Consumer Products of James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific

•  B.A. degree from Dartmouth College and an MBA from Stanford University

Specific Qualifications, Experience, Attributes and

Skills:

•  Substantial executive leadership and brand experience having served over 12 years as Chief Executive Officer and Chairman of Stanley Black & Decker and The Stanley Works

•  Knowledge and experience with consumer market in Europe having served as President, European Consumer Products of Georgia Pacific Corporation, Fort James Corporation and James River Corporation for over 14 years

•  Currently serves as a member of the Audit Committee of Callaway Golf Company, providing him with experience in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  As a director of other public companies, he has experience with corporate governance, risk management, and business strategy and operations

Robert W. Matschullat

Age: 70

Independent

Director Since:

October 2007

Board Committees:

Attends committee meetings in his capacity as independent Chair of the Board, but is not a committee member, is not counted for purposes of determining quorum for committee meetings and does not vote on committee matters.

Public Company Directorships:

(current) The Clorox Company; The Walt Disney Company; Visa Inc.

(prior) McKesson Corporation; Morgan Stanley & Co. Incorporated; The Seagram Company Limited

Career Highlights:

•  Independent Chair of our Board since April 2013

•  Independent Lead Director (November 2012 to July 2015); interim Chairman and interim Chief Executive Officer (March 2006 to October 2006); Presiding Director (January 2005 to March 2006), and Chairman of the board (January 2004 to January 2005) of the Clorox Company, a global consumer products company

•  Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000

•  Head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995

•  Served on the board of directors of Morgan Stanley from 1992 to 1995 and McKesson Corporation from 2002 to 2007

•  B.A. degree in Sociology from Stanford University and a M.B.A. degree from the Stanford Graduate School of Business

Specific Qualifications, Experience, Attributes and

Skills:

•  Substantial executive leadership, financial services and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox

•  Was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions and risk management functions at Seagram

•  Currently serves on the Audit Committee of Disney. Also served as the chair of the Audit Committee of Disney and Clorox, and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  Has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 42 countries around the world, as well as Seagram and Clorox, whose products are sold in over 100 countries

Suzanne Nora Johnson Age: 60 Independent Director Since: October 2007 Board Committees: Compensation Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) American International Group, Inc.; Intuit Inc.; Pfizer Inc.; Visa Inc.

Career Highlights:

•  Vice Chairman of the Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007

•  Served in various leadership roles at Goldman Sachs, including Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the Global Healthcare Business; founded the firm’s Latin American business

•  B.A. degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a J.D. degree from Harvard Law School

Specific Qualifications, Experience, Attributes and

Skills:

•  Extensive financial services, international and executive leadership experience from her 21-year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the firm’s Global Healthcare Business, she gained expertise in strategic and financial planning, risk oversight and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management

•  Significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets

•  Clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with insight into the laws and regulations that impact Visa

•  Her board and committee service for American International Group, Intuit and Pfizer similarly contribute to her strong understanding of corporate governance and the best practices of effective publicly-traded company boards

John A.C. Swainson Age: 63 Independent Director Since: October 2007 Board Committees: Compensation Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Visa Inc.

(prior) Assurant Inc.; Broadcom Corporation, CA, Inc.; Cadence Design Systems Inc.

Career Highlights:

•  President of the Software Group of Dell Inc., a global computer manufacturer and information technology solutions provider, from February 2012 to November 2016

•  Senior Advisor to Silver Lake Partners, a global private investment firm, from June 2010 to February 2012

•  Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009

•  Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company, from July 2004 to November 2004

•  General Manager of the Application Integration Middleware division of IBM from 1997 to 2004

•  Bachelor of Applied Science degree in Engineering from the University of British Columbia

Specific Qualifications, Experience, Attributes and

Skills:

•  Significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at Dell, CA Inc., and IBM

•  Responsible for leading Dell’s worldwide software businesses as the President of the Software Group, including software delivered as part of Dell’s hardware and services operations.

•  Oversaw the strategic direction and day-to-day operations as the Chief Executive Officer and director of CA, Inc., which is a multinational enterprise software business serving clients around the globe

•  Spent 26 years as a senior executive at IBM, including as Vice President of Worldwide Software Sales, where he oversaw sales for all IBM software products globally

•  Served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products

•  Member of IBM’s Worldwide Management Council, strategy team and senior leadership team

•  Extensive executive experience from his roles at Dell, CA Inc., and IBM enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day-to-day business and management

•  Prior board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadened his exposure to new technologies, and provided him with expertise in the corporate governance of U.S. publicly-traded companies, which is relevant to his service on our Nominating and Corporate Governance Committee and Compensation Committee

Maynard G. Webb, Jr. Age: 62 Independent Director Since: January 2014 Board Committees: Compensation Committee Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Salesforce.com. Inc.; Visa Inc.

(prior) Extensity, Inc.; Gartner, Inc.; Hyperion Solutions Corporation; LiveOps, Inc.; Niku Corporation; Yahoo! Inc.

Career Highlights:

•  Founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions

•  Chairman of the Board of LiveOps Inc., a cloud-based call center, from 2008 to 2013 and was its Chief Executive Officer from December 2006 to July 2011

•  Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002

•  Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999

•  Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998

•  Bachelor of Applied Arts degree from Florida Atlantic University

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in developing, managing and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay

•  Substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks

•  His experience and expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly-traded technology companies, enable him to contribute to the board’s understanding and oversight of Visa’s management, operations, systems and strategies

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The following tables are based on 1,810,852,967 shares of Class A common stock outstanding as of December 1, 2017.

Directors and Executive Officers

The following table sets forth information known to the Company as of December 1, 2017 with respect to beneficial ownership of our Class A common stock by:

•	each member of the Board;

•	our named executive officers for fiscal year 2017; and

•	all current executive officers and directors of Visa as a group.

None of the directors, named executive officers, individually, or directors and current executive officers as a group, beneficially owned more than 1% of the total number of shares of our Class A common stock outstanding as of December 1, 2017.

Name of Beneficial Owner	Series A common stock	Shares Issuable Pursuant to Options Exercisable within 60 days of December 1, 2017	Total
Directors and Named Executive Officers:
Rajat Taneja	118,871	407,859	526,730
Ryan McInerney	89,819	311,632	401,451
Kelly Mahon Tullier	26,500	191,329	217,829
Charles W. Scharf*	212,956	-	212,956
Vasant Prabhu	82,639	78,846	161,485
Suzanne Nora Johnson	107,832	-	107,832
Alfred F. Kelly, Jr.	24,997	65,968	90,965	(1)
John A. C. Swainson	68,692	-	68,692
Robert W. Matschullat	63,588	-	63,588	(1)
Francisco Javier Fernández-Carbajal	24,872	-	24,872
Mary B. Cranston	19,932	-	19,932	(1)
Lloyd A. Carney	5,471	-	5,471
John F. Lundgren	1,404	-	1,404
Maynard G. Webb, Jr.	-	-	-(1)
Gary A. Hoffman	-	-	-(1)
All Directors and Executive Officers as a Group (17 persons)	922,182	1,534,547	2,456,729

*	Former director and officer.
(1)

Total does not include the following number of shares deferred by each of our directors, as to which no voting or investment power currently exists: Hoffman (3,211), Matschullat (2,880), Cranston (9,100), Kelly (5,126) and Webb (9,100).

Principal Stockholders

The following table shows those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Class A common stock based on the information disclosed in the SEC filings identified below and the number of the Company’s Class A common stock outstanding as of December 1, 2017. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Date of Schedule 13G/A Filing	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	January 27, 2017	113,375,690	6.1
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	February 10, 2017	120,956,278	6.5

(1)

Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
BlackRock	95,517,778	28,573	113,347,117	28,573
Vanguard	2,936,441	371,728	117,675,024	3,281,254

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) requires our directors, executive officers and persons who beneficially own more than 10 percent of our Class A common stock, to file initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our executive officers, directors and persons who beneficially own more than 10 percent of our Class A common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2017.

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Kelly’s biography, which is included under the heading Director Nominee Biographies above.

Lynne Biggar Executive Vice President and Chief Marketing and Communications Officer Age: 55

•  Joined Visa in February 2016

•  Leads all global efforts driving Visa’s global brand and surrounding marketing and client/consumer engagement efforts, including brand positioning, sponsorship management and activation, media and channel strategies, data and insights development, and internal and external communications

•  Former Executive Vice President – Consumer Marketing and Revenue for Time Inc., one of the largest branded media companies, from November 2013 to January 2016

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 1992 to 2013, most recently as Executive Vice President & General Manager –International Card Products and Experiences from January 2012 to November 2013, and Executive Vice President & General Manager – US Membership Rewards and Strategic Card Services in 2011

•  Member of the Board of Directors of Voya Financial, Inc.

•  Received her B.A. in international relations from Stanford University and an MBA from Columbia University

Ryan McInerney President Age: 42

•  Joined Visa in May 2013

•  Responsible for delivering value to Visa’s financial institutions, acquirers, merchants and strategic partners in more than 200 countries and territories around the world

•  Oversees Visa’s market leadership teams, client support services, innovation and strategic partnerships, and global product solutions

•  Served as CEO of Consumer Banking for JPMorgan Chase, a global financial services firm, from June 2010 to May 2013, where he oversaw a business with more than 75,000 employees and revenues of approximately $14 billion; was responsible for a banking network serving 20 million customers in 23 states

•  Served as Chief Operating Officer for Home Lending and as Chief Risk Officer for Chase’s consumer businesses, overseeing all credit risk management in credit card, home lending, auto finance, education finance, consumer banking and business banking; also served as Chase’s head of Product and Marketing for Consumer Banking

•  Former Principal at McKinsey & Company in the firm’s retail banking and payments practices

•  Received a finance degree from the University of Notre Dame

Vasant M. Prabhu Executive Vice President and Chief Financial Officer Age: 57

•  Joined Visa in February 2015

•  Served as Chief Financial Officer for NBCUniversal, a multinational media conglomerate, from May 2014 to February 2015, where he oversaw the company’s financial planning and operations and played a key role in NBCUniversal’s strategic business initiatives. Also managed the Operations and Technical Services division, which included NBCUniversal’s technical operations, physical plant, corporate services and information technology functions

•  Served as Chief Financial Officer for Starwood Hotels & Resorts Worldwide, Inc., a hotel company that is now part of Marriott International, from 2004 to May 2014.

•  Former Executive Vice President, Chief Financial Officer and President, E-Commerce for Safeway, Inc., the $35 billion supermarket retailer

•  Gained experience in the media sector as President of the Information and Media Group, The McGraw-Hill Companies, where he led a $1 billion division comprising Business Week, Broadcast television stations and Business Information Services

•  Held senior positions at PepsiCo, including Senior Vice President of Finance & Chief Financial Officer, PepsiCola International

•  Started his career at Booz, Allen & Hamilton, the management consulting firm, where he rose to become a Partner serving Media and Consumer companies

•  Member of the Board of Directors of Mattel, Inc.

•  Received his M.B.A. from the University of Chicago and a B.S. in Engineering from the Indian Institute of Technology

Ellen Richey Vice Chairman and Chief Risk Officer Age: 68

•  Joined Visa in 2007

•  Leads risk management at Visa, including enterprise risk, settlement risk and risks to the integrity of the broader payments ecosystem

•  Coordinates the company’s strategic policy initiatives and works with legislators, regulators and clients globally regarding payment system security and other issues of strategic importance to Visa

•  Leads crisis management at the executive level

•  Before assuming her current role in February 2017, Richey served as Vice Chairman, Risk and Public Policy from September 2014, and prior to that concurrently served as chief legal officer and chief enterprise risk officer and led the legal and compliance functions in addition to her risk management responsibilities

•  Former senior vice president of enterprise risk management and executive vice president of card services at Washington Mutual Inc.

•  Served as vice chairman of Providian Financial Corporation, where she had responsibility for the enterprise risk management, legal, corporate governance, government relations, corporate relations, compliance and audit functions

•  Former partner in the San Francisco law firm Farella, Braun & Martel, where she specialized in corporate, real estate and financial institution matters

•  Received a B.A. in Linguistics and Far Eastern Languages from Harvard University and a J.D. from Stanford Law School, and served as a law clerk for Associate Justice Lewis F. Powell, Jr. of the United States Supreme Court

William M. Sheedy Executive Vice President, Corporate Strategy, M&A, and Government Relations Age: 50

•  Joined Visa in 1993

•  Responsible for charting the Company’s strategic direction and driving growth; expanding the Company’s relationships with governments and regulators globally; and leading critical initiatives and transactions with clients and partners around the world

•  Former Group President, Americas, and oversaw Visa’s business in North America, Central America, South America and the Caribbean, across nearly 50 countries; was responsible for issuer, merchant, acquirer and third-party processor relationships and led efforts to expand card issuance, merchant acceptance and usage of Visa-branded products and services across the Americas; also had responsibility for Visa’s core credit, debit, prepaid, commercial / small business, co-brand, CyberSource and merchant acceptance businesses

•  Served as President of the company’s North America region

•  Played a leadership role in managing Visa’s corporate restructuring that merged multiple regional Visa groups into a single global company, culminating in Visa’s successful initial public offering in 2008

•  Managed Visa’s U.S. pricing and economics strategies

•  Holds a B.S. from West Virginia University and an MBA from the University of Notre Dame

Rajat Taneja Executive Vice President, Technology and Operations Age: 53

•  Joined Visa in November 2013

•  Responsible for the Company’s technology innovation and investment strategy, product engineering, global IT and operations infrastructure

•  Served as Executive Vice President and Chief Technology Officer of Electronic Arts Inc., a video game company, from October 2011 to November 2013, where he was responsible for platform engineering, data center operations and IT supporting the company’s global customer base

•  Worked at Microsoft Corporation, including most recently as the Corporate Vice President, Commerce Division, in 2011 and the General Manager and Corporate Vice President, Online Services Division, from 2007 to 2011

•  Holds a B.E. in Electrical Engineering from Jadavpur University and an MBA from Washington State University

•  Currently on the Board of Directors for Ellie Mae, Inc.

Kelly Mahon Tullier Executive Vice President, General Counsel and Corporate Secretary Age: 51

•  Joined Visa in June 2014

•  Leads the global legal and compliance functions for Visa

•  Served as Senior Vice President and Deputy General Counsel at PepsiCo, Inc., a multinational food, snack and beverage corporation, from August 2011 to June 2014, and managed the global legal teams supporting the business around the world, as well as centralized teams responsible for mergers and acquisitions, intellectual property, regulatory, litigation and procurement legal matters; also served as Senior Vice President and General Counsel for PepsiCo’s Asia Pacific, Middle East and Africa division, based in Dubai

•  Former Vice President and General Counsel for Frito-Lay, Inc., with responsibility for a wide range of legal, policy and compliance issues

•  Former associate at Baker Botts LLP and also served as a law clerk for the Honorable Sidney A. Fitzwater, U.S. District Court, Northern District of Texas

•  Received her B.A. from Louisiana State University and her J.D., magna cum laude, from Cornell Law School

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our named executive officers or NEOs for fiscal year 2017, who are listed below.

Name	Title
Alfred F. Kelly, Jr.	Chief Executive Officer(1)
Vasant M. Prabhu	Executive Vice President and Chief Financial Officer
Ryan McInerney	President
Rajat Taneja	Executive Vice President, Technology and Operations
Kelly Mahon Tullier	Executive Vice President, General Counsel and Corporate Secretary
Charles W. Scharf	Former Chief Executive Officer(2)

(1)	Mr. Kelly became Chief Executive Officer as of December 1, 2016.
(2)	Mr. Scharf resigned from his employment with the Company effective as of December 1, 2016.

Fiscal Year 2017 Financial Highlights

Visa delivered another year of strong financial results in fiscal year 2017. The following table summarizes our key financial results for fiscal years 2017 and 2016. Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for a more detailed discussion of our fiscal year 2017 financial results. In addition, Visa’s total shareholder return for fiscal year 2017 reflected a 28.2% increase in shareholder value.

	Fiscal Year 2017	Fiscal Year 2016	Change (%)(2)
Net Revenue Growth, as reported	22%(2)	9%(2)	n/a
Net Income, as reported (in millions, except percentage)	$6,699	$5,991	12%
Net Income, as adjusted(1) (in millions, except percentage)	$8,335	$6,862	21%
Diluted Earnings Per Share, as reported	$2.80	$2.48	13%
Diluted Earnings Per Share, as adjusted(1)	$3.48	$2.84	22%

(1)

Adjusted net income and adjusted diluted earnings per share in fiscal 2017 and 2016 reflect results as reported in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), adjusted to exclude the impact of certain significant items that we do not believe are indicative of our operating performance, as they were either non-recurring or had no cash impact. For supplemental financial data and corresponding reconciliation to U.S. GAAP see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 17, 2017. Non-GAAP adjusted measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with U.S. GAAP. When making its determination of the net revenue, net income, and earnings per share metrics, which were used as goals for the annual incentive plan and for performance share awards, the Compensation Committee further adjusted as reported results for the items described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2017 and Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2017.

(2)	Calculated based on unrounded numbers.

How Fiscal Year 2017 Named Executive Officer Compensation Is Tied to Company Performance

Our corporate performance was a key factor in our fiscal year 2017 named executive officer compensation program:

Link to Company Performance

•

For fiscal year 2017, 92% of our Chief Executive Officer’s target compensation was performance-based and 89% of the average of our other named executive officers’ target compensation was performance-based.

Utilize Annual and Long-Term Awards

•

Each named executive officer’s performance-based compensation includes an annual cash incentive award and long-term performance shares. For the annual cash incentive, the target award is established at the beginning of the fiscal year and the actual award is adjusted based on performance against pre-established goals. Performance shares provide the opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. We also grant time-based stock options and restricted stock units, which provide value based on the Company’s stock price performance.

Focus on Corporate Performance Metrics

•

For fiscal year 2017, Net Income Growth and Net Revenue Growth were the key metrics for our annual cash incentive awards. These metrics were adjusted (in accordance with terms approved at the beginning of fiscal year 2017) when determining the annual cash incentive awards as described under the heading Compensation Discussion and Analysis – Corporate Performance Measures and Results for Fiscal Year 2017. In this proxy statement, we refer to these metrics as Net Income Growth – VIP adjusted and Net Revenue Growth – VIP adjusted. Actual performance for each metric significantly exceeded target for fiscal year 2017. Accordingly, the Compensation Committee approved the corporate performance portion of the annual incentive award paying out at 185% of target.

•

Earnings Per Share (EPS) and relative Total Shareholder Return (TSR), were established as performance metrics for our performance share awards. The final number of shares earned pursuant to a performance share award is determined based on the average EPS result over the three separate years applicable to the particular performance share award and the relative TSR for the three-year period. As described under the heading Compensation Discussion and Analysis – Long-Term Incentive Awards Granted in Fiscal Year 2017, and in accordance with terms approved at the beginning of fiscal year 2017, the Compensation Committee adjusted the fiscal year 2017 EPS when determining applicable performance share results. In this proxy statement, we refer to this metric as EPS – PS adjusted. Our fiscal year 2017 EPS – PS adjusted, was above target, resulting in a performance factor of 176.4% for the relevant portion of the award.

•

The performance shares previously awarded on November 19, 2014 completed their three-year performance period following the 2017 fiscal year-end. Performance shares earned pursuant to this award were based on EPS – PS adjusted, for fiscal years 2015, 2016 and 2017 and three-year relative TSR (measured against the S&P 500). As described under the heading Compensation Discussion and Analysis – Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2014 both metrics were above target and the performance shares earned equated to 175.8% of the target share award.

Principles of our Compensation Program

The following underlying principles are reflected in our executive compensation program:

Principles of our Compensation Programs
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our named executive officers varies based on corporate and individual performance measured against annual and long-term goals.

Key Elements of our Compensation Programs CEO Other NEOs Long Term Equity Incentive Annual Cash Incentive Compensation Mix Salary 8% Target Annual Incentive 20% Target Long-term Incentive 72% 92% at risk Salary 11% Target Annual Incentive 20% Target Long-term Incentive 69% 89% at risk Individual Performance 20% Corporate Performance 80% (Net Income Growth and Net Revenue Growth) Individual Performance 30% Corporate Performance 70% (Net Income Growth and Net Revenue Growth) Performance Shares 50% Restricted Stock Units 25% Stock Options 25%

Highlights of our Compensation Programs

WHAT WE DO
Pay for Performance: A significant portion of each named executive officer’s target annual compensation is tied to corporate and individual performance.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote. At our 2017 Annual Meeting of Stockholders, more than 96% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2016 compensation of our named executive officers. Similarly, at our 2016 Annual Meeting of Stockholders, more than 97% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year 2015 compensation of our named executive officers.

Clawback Policy: Our Clawback Policy allows the Board to recoup any excess incentive compensation paid to our executive officers if the financial results on which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include different measures of performance.
Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who provides no other service to the Company.

Stock Ownership Guidelines: To further align the interests of management with our stockholders, we have significant stock ownership guidelines that require our executive officers to hold a multiple of their annual base salary in equity.

Limited Perquisites and Related Tax Gross-Ups: We provide limited perquisites and no tax gross-ups except on business-related relocation expenses and tax equalization for employees on expatriate assignments, as provided in our relocation and tax equalization policies or in the offer letters for our President and Chief Financial Officer.

Double-Trigger Severance Arrangements: Our Executive Severance Plan and equity award agreements generally require a qualifying termination of employment in addition to a change of control before any change of control payments or benefits are triggered.

Mitigate Inappropriate Risk Taking: In addition to our clawback policy, stock ownership guidelines and prohibition of hedging and pledging, we structure our compensation programs so that they minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping our annual incentive plan and performance share awards.

WHAT WE DON’T DO

Gross-ups for Excise Taxes: Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

Reprice Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
Fixed Term Employment Agreements: Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.

Hedging and Pledging: Our insider trading policy prohibits all employees and directors from hedging their economic interest in the Visa shares they hold or pledging Visa shares as collateral for a loan.

How our Incentive Program is Tied to our Long-Term Company Strategy

We have designed our strategic pillars, which are outlined below, to position the Company competitively and thereby deliver superior performance, which will in turn create value for our stockholders.

As illustrated below, we tie our executive compensation program to our long-term business strategy by keeping our executive officers focused on, and rewarding them for, their achievement of goals and fulfillment of activities that support our strategic pillars. In addition, achieving our strategic pillars helps drive the long-term corporate performance metrics used in our executive compensation program.

Annual Incentive Plan: Individual and Corporate Performance

●  A significant portion of our executive officers’ individual performance goals are tied to one or more of our strategic pillars (as explained further in this proxy statement under Individual Performance Goals and Results for Fiscal Year 2017)

●  We link a substantial portion of compensation to corporate performance through use of annual cash incentives determined by Net Income Growth and Net Revenue Growth

Aligns executive officers’ interests with stockholders’ interests by:

●  rewarding individual performance for achievement of strategic goals (designed to position the Company competitively)

●  promoting strong annual net income and revenue growth

Long-Term Equity Grants: Individual and Corporate Performance

●  We consider individual performance (which is tied to the strategic pillars), in setting the value of our executive officers’ long-term equity grant

●  We link a substantial portion of compensation to long-term corporate performance through the use of long-term incentives, including performance shares that use EPS and relative TSR as financial metrics

Further aligns executive officers’ interests with long-term stockholders’ interests by:

●  taking individual performance (which is tied to strategic pillars) into account in making grants

●  linking a substantial portion of long-term compensation to long-term corporate performance and operational efficiency

Compensation Component Link to Strategy Strategy & Performance Alignment

Say-on-Pay

At the 2017 Annual Meeting of Stockholders, more than 96% of the votes cast on the Company’s annual Say-on-Pay proposal supported our named executive officer compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions for fiscal year 2016. Accordingly, the Compensation Committee did not make any material changes to the underlying structure of our executive compensation program for fiscal year 2017. Nevertheless, the Compensation Committee regularly reviews and adjusts the program to ensure it remains competitive and aligned with our stockholders’ interests.

Setting Executive Compensation

Compensation Committee and Management

Our Compensation Committee, which consists solely of independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our named executive officers.

As discussed in detail under the heading Risk Assessment of Compensation Programs, when establishing the annual compensation program for our named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

Before End of Fiscal Year Beginning of Fiscal Year During Fiscal Year After End of Fiscal Year

Setting Performance Goals and Making Compensation Determinations

●   Compensation Committee begins review of our compensation program, including determining if our compensation levels are competitive with our peer companies and if any changes should be made to the program for the next fiscal year.

●   Compensation Committee determines the principal components of compensation for the named executive officers and the individual performance goals of the Chief Executive Officer and sets the performance goals for each corporate performance-based compensation component.

●   Chief Executive Officer sets individual performance goals for each of the other named executive officers, which are reviewed by the Compensation Committee. The individual performance goals are designed to drive our corporate goals and strategic pillars.

● Compensation Committee meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals.

●   Compensation Committee conducts a multi-part review of each named executive officer and the Company’s performance for the preceding fiscal year measured against the pre-established performance goals and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation approved is consistent with the level of corporate and individual performance delivered.

●   As part of the annual compensation review process, our Chief Executive Officer reviews the performance of each named executive officer (other than his own performance, which is reviewed by the Compensation Committee) relative to the individual annual performance goals established for the fiscal year. Our Chief Executive Officer then presents his compensation recommendations to the Compensation Committee based on his review.

●   Compensation Committee exercises discretion in modifying any compensation recommendations relating to named executive officers that were made by our Chief Executive Officer and approves all compensation decisions for our named executive officers.

●   For his own performance review, the Chief Executive Officer prepares a self-assessment, which is presented to and discussed by the Compensation Committee and the independent directors. When making compensation decisions for our Chief Executive Officer and other named executive officers, the Compensation Committee considers the views of the independent directors.

Role of Independent Consultant

Our Compensation Committee has the sole authority to retain and replace compensation consultants to provide it with independent advice. The Compensation Committee has engaged FW Cook as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, FW Cook will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2017 FW Cook provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2017, the Compensation Committee conducted a formal evaluation of the independence of FW Cook and, based on this review, did not identify any conflict of interest raised by the work FW Cook performed in fiscal year 2017. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.

Compensation Philosophy and Objectives

Our Philosophy

We maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of our corporate performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives.

Peer Group

As part of its annual compensation review process, the Compensation Committee discussed with FW Cook an analysis of our fiscal year 2017 executive compensation program, including total compensation and the elements used to compensate our named executive officers. It then compared the compensation of our named executive officers to the compensation of similarly situated named executive officers of other companies. In particular, the Compensation Committee reviewed compensation levels of our compensation peer group as a reference point of competitive compensation levels. The review was based on public compensation data for our compensation peer group and data from third-party compensation surveys.

To best inform their pay decisions based on where the Company competes for talent, the Compensation Committee established three categories for identifying peer companies:

•	Direct business competitors plus any companies listed as peers by a majority of these companies that would be considered “peers of peers.”

•

Related-industry competitors who are S&P 500 companies (a) classified as financial services or technology, excluding hardware and manufacturing, (b) with a 12-month average market-cap value between 1/4th and 4x Visa’s average market-cap, and (c) with revenues of less than $100 billion.

•

Strategic competitors who are S&P 500 companies recommended by management and approved by the Compensation Committee that have respected global brands, fit the above size criteria, and are frequent competitors for executive talent.

A list of 22 companies identified as peers for fiscal year 2017 is shown below. These remain unchanged from our fiscal year 2016 peer group:

Direct Peers	Related Industry Peers
	Financial Services	Technology
– American Express Company – Discover Financial Services – MasterCard Incorporated – PayPal Holdings, Inc.

– Bank of America Corporation

– BlackRock, Inc.

– Capital One Financial Corporation

– Citigroup Inc.

– JPMorgan Chase & Co.

– Morgan Stanley

– The Bank of New York Mellon Corporation

– The Goldman Sachs Group, Inc.

– The PNC Financial Services Group, Inc.

– U.S. Bancorp

– Wells Fargo & Company

– Accenture plc – Facebook, Inc. – Alphabet Inc. – IBM Corporation – Microsoft Corporation – Oracle Corporation – salesforce.com, inc.

Use of Market Data

In order to attract and retain key executives, we target total compensation for our named executive officers by reference to the range of compensation paid to similarly situated executive officers of our compensation peer group. This includes salary, annual incentive targets and long-term incentive targets. The actual level of our named executive officers’ total direct compensation is determined based on both individual and corporate performance and can vary based on such factors as expertise, performance or advancement potential.

Internal Equity and Tally Sheets

As part of its annual compensation review, the Compensation Committee compares our named executive officers’ target annual compensation levels to ensure they are internally equitable. The Compensation Committee also regularly reviews tally sheets for each named executive officer to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include each named executive officer’s wealth accumulation, which is comprised of the aggregate amount of equity awards and other compensation values accumulated by each named executive officer, and potential payments upon termination or termination following a change of control.

Components of Executive Compensation

Compensation Component	Type of Pay	Key Characteristics	Purpose

Annual Cash Compensation

Base Salary	Fixed	Annual adjustments based on individual performance, relative to market pay level, and internal pay equity.	Attracts, retains and rewards NEOs by providing a fixed source of income to reward experience, skills, and competencies relative to market value of the job.

Annual incentive Awards

Cash Incentive Awards	Performance- Based	Variable cash compensation component Based on performance against pre- established individual and corporate performance goals.

Focuses NEOs on our results by rewarding corporate and individual performance and achievement of strategic goals.

Aligns NEO’s interests with stockholders by promoting strong annual income and revenue growth results.

Long-term Incentive Awards

Equity Granted in the Form of Stock Options, Restricted Stack Awards/Units and Performance Shares	Performance- Based

Long-term equity awards (excluding performance shares) vest in increments over a three-year period.

Performance shares have a three-year performance period and vest at the end of the three-year period.

Aligns each NEO’s interests with long- term stockholder interests by linking a substantial portion of each NEO’s compensation to long-term corporate performance and operational efficiency.

Retains NEOs through multi-year vesting of equity grants and performance periods, as applicable Provides opportunities for wealth creation and stock ownership, which attract and motivate our NEOs and promotes retention.

Summary of Fiscal Year 2017 Base Salary and Incentive Compensation

In November 2017, the Compensation Committee determined our named executive officers’ total direct compensation based on corporate and individual performance for fiscal year 2017, which is comprised of the following elements:

The table below reflects the above components for each named executive officer for fiscal year 2017. As the long-term incentive awards for fiscal year 2017 set forth in the following table were awarded after the end of the fiscal year, they are discussed under the heading Fiscal Year 2018 Compensation – Long-Term Incentive Compensation. The equity awards discussed under the heading Fiscal Year 2017 Compensation – Long-Term Incentive Compensation refer to the equity awards made on November 19, 2016, during fiscal year 2017.

BASE SALARY In effect at the end of FY 2017 ANNUAL INCENTIVE PLAN Earned for performance in FY 2017 LONG-TERM EQUITY INCENTIVES Performance Shares, Stock Options, Restricted Stock Units Granted November 19, 2017 TOTAL DIRECT COMPENSATION

The table below differs substantially from the Summary Compensation Table for Fiscal Year 2017 later in this proxy statement in that the equity awards included in the table for fiscal year 2017 below were granted on November 19, 2017 while the equity awards included in the Summary Compensation Table were granted on November 19, 2016. This supplemental table is not intended as a substitute for the information in the Summary Compensation Table for Fiscal Year 2017 which is required by the SEC.

		Incentive Compensation
Name	Base Salary ($)(1)	Annual Incentive Plan ($)(2)	Value of Performance Shares (target value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock/ Units ($)(4)	Total ($)
Alfred F. Kelly, Jr.	1,250,000	5,875,000	7,000,000	3,500,000	3,500,000	21,125,000
Vasant M. Prabhu	850,000	3,221,500	4,000,000	2,000,000	2,000,000	12,071,500
Ryan McInerney	750,000	2,842,500	4,500,000	2,250,000	2,250,000	12,592,500
Rajat Taneja	750,000	2,820,000	4,250,000	2,125,000	2,125,000	12,070,000
Kelly Mahon Tullier	600,000	1,353,600	2,000,000	1,000,000	1,000,000	5,953,600

(1)	Reflects the named executive officer’s rate of base salary as of September 30, 2017.
(2)

Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee in November 2017 and paid on November 15, 2017. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2017.

(3)

Reflects the dollar value of performance shares approved by the Compensation Committee in November 2017 and awarded on November 19, 2017. Please see the heading Fiscal Year 2018 Compensation – Long-Term Incentive Compensation for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock units and stock option grants approved by the Compensation Committee in November 2017 and granted on November 19, 2017. The grant date fair value of these awards will be included in the fiscal year 2018 Summary Compensation Table in the proxy statement for the 2019 annual meeting of stockholders. Please see the heading Fiscal Year 2018 Compensation – Long-Term Incentive Compensation for additional information regarding these awards.

Fiscal Year 2017 Compensation

Base Salary

When setting our named executive officers’ base pay, the Compensation Committee generally targets the range of compensation paid to similarly situated executive officers of our compensation peer group. The Compensation Committee may set salaries above or below the median amount based on considerations including the expertise, performance or advancement potential of each named executive officer. The base salary levels of our named executive officers typically are considered annually as part of our performance review process, and upon a named executive officer’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our named executive officers for fiscal year 2017, the Compensation Committee considered:

•	market data of our compensation peer group;

•	an internal review of each named executive officer’s compensation, both individually and relative to other named executive officers; and

•	the individual performance of each named executive officer.

Based on this review, the Compensation Committee made no changes to base salaries for fiscal year 2017.

Annual Incentive Plan

These reflect weightings for our named executive officers, except our CEO. For our CEO, the weightings are: 80% for Corporate Performance and 20% for Individual Performance.

Incentive Plan Target Percentage. During fiscal year 2017, each of our named executive officers was eligible to earn an annual cash incentive award under the Visa Inc. Incentive Plan, or VIP, which we sometimes refer to as our annual incentive plan. Each named executive officer’s potential award was expressed as a percentage of his or her base salary, including threshold, target and maximum percentages. After the end of the fiscal year, the Compensation Committee determined the amount of each named executive officer’s actual annual incentive award based upon the achievement of a combination of pre-determined corporate and individual goals.

Corporate Goals and Individual Goals.

•

In December 2016, the Compensation Committee established corporate threshold goals under the VIP for fiscal year 2017 based on Net Income and Net Revenue Growth, each as adjusted by the Compensation Committee. The threshold corporate performance goals for fiscal year 2017, which had to be met or exceeded before any annual incentive awards would be made, were Net Income – VIP adjusted, of $4,044 million or Net Revenue Growth – VIP adjusted, of 8.0%.

•	No annual incentive payment may be made for fiscal year 2017 under the VIP unless one or both of these goals are achieved.

•

The Compensation Committee established these threshold goals to allow the annual incentive award to be considered performance-based and tax deductible under Section 162(m) of the Internal Revenue Code. They are separate from the payment goals the Compensation Committee uses to determine actual payouts for corporate performance described in the table below.

•

This approach further aligns our annual incentive plan program with stockholders’ interests by ensuring that no incentive payment is made unless a certain level of corporate performance is achieved. Once either of the threshold corporate performance goals is met or exceeded, each named executive officer becomes eligible to receive up to his or her maximum potential annual incentive award. When making final payout determinations, the Compensation Committee may exercise negative discretion to award less than the maximum potential award.

•

As the threshold corporate performance levels for both metrics were achieved, fiscal year 2017 annual incentive payments were then based on a combination of corporate and individual performance as described below.

•

For fiscal year 2017, 70% of the annual incentive award for our named executive officers is based on the achievement of corporate performance goals (80% for our Chief Executive Officer), and 30% on the achievement of individual goals (20% for our Chief Executive Officer). These weightings balance the named executive officers’ shared responsibility to achieve corporate goals that increase the value of the Company with the desire to motivate the named executive officers to achieve goals within each individual’s specific area of responsibility. These weightings also allow the Compensation Committee to further differentiate compensation between the named executive officers based on their individual performance.

Annual Base Salary x Annual Incentive Target [% of Salary] x [Corporate Performance [ 70% ] + Individual Performance [ 30% ]] = Annual Incentive Award

Corporate Performance Measures and Results for Fiscal Year 2017

The Compensation Committee approved the corporate performance weightings, targets and metrics for fiscal year 2017 displayed in the table below. The Compensation Committee selected the Net Income Growth and Net Revenue Growth performance measures based on their belief that they are important indicators of increased stockholder value. The Compensation Committee also approved a range of payouts as a percentage of each named executive officer’s target annual bonus at various levels of performance.

Displayed below are the specific performance goals for each level of achievement, the payout ranges as a percentage of target for each level of achievement, and the actual FY17 result and approved payout as a percentage of target:

Metric	Weight	Baseline	Target	Exceeding Target	Significantly Exceeding Target	Result	Payout
Net Income Growth – VIP adjusted	70%	7%	13%-16%	16.1%-19%	19.1%+	23.3%	190%
Net Revenue Growth – VIP adjusted	30%	8%	16.5%-18.5%	18.6%-20.5%	20.6%+	21.6%	174%

Payout as a % of Target		50%-90%	90%-130%	130%-170%	170%-200%		185%

For purposes of the annual incentive plan payout percentage in fiscal year 2017, our Net Income Growth – VIP adjusted, was determined by excluding the aforementioned adjustments from our U.S. GAAP Net Income described in footnote 1 to the table under the heading Fiscal Year 2017 Financial Highlights from our reported U.S. GAAP Net Income, as well as other adjustments including VIP payment expenses for fiscal year 2016 and 2017, and net income related to acquisitions closed during fiscal 2017. Based on these pre-established adjustments for purposes of the annual incentive plan payout percentage in fiscal year 2017, our Net Income Growth – VIP adjusted was 23.3%, which is within the Significantly Exceeding Target range and allows for a payout range of 170%-200% of target. The Compensation Committee approved a payout of 190% for this metric. In making this determination, the Committee took into account that actual performance of 23.3% was well above the goal established for the “Significantly Exceeding Target” range.

Our actual Net Revenue Growth – VIP adjusted, for fiscal year 2017 was determined as year-over-year growth in gross operating revenues net of incentives, adjusted from our U.S. GAAP Net Revenue Growth by excluding net revenue related to acquisitions closed during fiscal year 2017. The result, as shown above, was 21.6% Net Revenue Growth – VIP adjusted for fiscal year 2017, which is within the Significantly Exceeding Target range and allows for a payout of 170% – 200% of target. The Compensation Committee approved a payout of 174% for this metric. In making this determination, the Committee took into account that actual performance of 21.6% was above the goals established for the “Significantly Exceeding Target” range.

All of the Compensation Committee’s adjustments were made in accordance with the terms of the annual incentive plan determined at the beginning of fiscal year 2017, as described earlier under Setting Performance Goals and Making Compensation Determinations.

Based on the weightings outlined in the above table, the payout result for corporate performance as a percentage of target is 185%.

Individual Performance Goals and Results for Fiscal Year 2017

The fiscal year 2017 individual goals for each of our named executive officers were set in December 2016. The Compensation Committee believes that our named executive officers’ performance goals should support and help achieve the Company’s strategic objectives and be tied to their areas of responsibility. Individual performance goals for the Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance goals for the other named executive officers were proposed by the Chief Executive Officer and reviewed and approved by the Compensation Committee.

As described under How our Incentive Program is Tied to our Long-Term Company Strategy earlier in this proxy statement, these goals were established by reference to our corporate strategic “pillars” which are designed to position the Company competitively and thereby deliver superior performance, which would in turn create value for our stockholders. To ensure that our executive officers stay focused on these pillars, a significant portion of their individual performance goals were tied to one or more of the pillars. Of note, our focus on Developing Best Talent includes goals for our executives to attract and retain top talent, including creating a unique and compelling environment for our employees, a commitment to sponsorship of diverse employees, promotion of diversity and inclusion, gender and underrepresented diversity, recruitment of underrepresented talent, and opportunities for women for leadership roles.

After the end of the fiscal year, the Compensation Committee, based on each named executive officer’s self-assessment and Mr. Kelly’s input, reviewed each named executive officer’s progress against his or her individual performance goals. Based on this assessment, a named executive officer could receive an award from 0% to 200% of the individual portion of his or her annual incentive award. When making its award determinations, the Compensation Committee did not assign a specific weighting to any of the individual goals, but instead reviewed each named executive officer’s progress against his or her individual goals in the aggregate. The following is a summary description of the performance goal results for each of the named executive officers for fiscal year 2017.

Mr. Kelly	Goal Results
FY2017 Performance Results

•    Performed strongly against financial measures

•    Deepened relationships with clients through key renewals and conversions

•    Championed employee engagement, leadership, and diversity and inclusion initiatives

•    Successfully led integration of Visa Europe

•    Successfully continued multi-year strategic transformation of technology

Mr. Prabhu	Goal Results
FY2017 Performance Results

•    Performed strongly against financial measures

•    Successfully supported integration of Visa Europe’s control and treasury functions

•    Upgraded key financial tools and processes

•    Continued to build strong Finance leadership with strong impact on deal structuring and forecasting

Mr. McInerney	Goal Results
FY2017 Performance Results

•    Performed strongly against financial measures

•    Renewed key partnerships

•    Drove meaningful growth across key initiatives and products

•    Grew acceptance of Visa products, especially in emerging markets

•    Demonstrated progress in talent attraction, retention and development, including a focus on diversity and inclusion and strong employee engagement results

Mr. Taneja	Goal Results
FY2017 Performance Results

•    Performed strongly against financial measures

•    Built strong fiscal excellence in operating and capital expense

•    Delivered strong results in multi-year strategic transformation of Visa technology

•    Delivered strong results on strategic initiatives, including Visa Europe integration and data centers optimization

•    Demonstrated progress in talent attraction, retention and development, including a focus on diversity and inclusion and strong employee engagement results

Ms. Mahon Tullier	Goal Results
FY2017 Performance Results

•    Developed significant partner agreements globally with complex strategic opportunities

•    Demonstrated leadership in continuing to implement strong corporate governance practices

•    Successfully led strategy for ongoing management of key litigation related matters

•    Successfully led legal and regulatory integration with Visa Europe

Based on each named executive officer’s performance in managing their function and the progress they made towards their individual goals as discussed above, the Compensation Committee, in its discretion, determined that each named executive officer made substantial progress and awarded the individual portion of each officer’s annual incentive at the percentage of target displayed in the table below.

Name	Percentage of Target for individual portion
Alfred F. Kelly, Jr.	200%
Vasant Prabhu	200%
Ryan McInerney	200%
Rajat Taneja	195%
Kelly Mahon Tullier	195%

Annual Incentive Plan Awards for Fiscal Year 2017

The payouts under our annual incentive plan are computed based on individual and corporate performance, as outlined above. The fiscal year 2017 annual cash incentive award payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2017, and are set forth in the following table.

The table also provides a supplemental breakdown of the components that make up the named executive officers’ actual fiscal year 2017 annual incentive awards. The awards as a percentage of the target are displayed for each component.

Annual Base Salary	×	Target Annual Incentive %	×	[	Corporate Performance	×	Corporate Weighting	+	Individual Performance	×	Individual Weighting	]	=	Final Award

		Target(1)		Actual
	Annual Base Salary	Target Annual Incentive%	Target Annual Cash Incentive $	Corporate				Individual		Final Award $	Final Award as % of Target
				Performance %		Factor Weighting		Performance %	Factor Weighting
Alfred F. Kelly, Jr.	$1,250,000	250%	$3,125,000	185%	x	80%	+	200%	× 20%	$5,875,000	188.0%
Vasant Prabhu	$850,000	200%	$1,700,000	185%	x	70%	+	200%	× 30%	$3,221,500	189.5%
Ryan McInerney	$750,000	200%	$1,500,000	185%	x	70%	+	200%	× 30%	$2,842,500	189.5%
Rajat Taneja	$750,000	200%	$1,500,000	185%	x	70%	+	195%	× 30%	$2,820,000	188.0%
Kelly Mahon Tullier	$600,000	120%	$720,000	185%	x	70%	+	195%	× 30%	$1,353,600	188.0%

(1)	The “threshold” and “maximum” amounts are provided under the Grants of Plan-Based Awards in Fiscal Year 2017 Table.

Long-Term Incentive Compensation

The Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better tie our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

The Compensation Committee administers the equity incentive plan with respect to our named executive officers and determines, in its discretion and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards, the form and amount of awards, the terms and conditions of awards (including vesting and forfeiture conditions), the timing of awards, and the form and content of award agreements.

Long-Term Incentive Awards Granted in Fiscal Year 2017

In determining the types and amounts of equity awards to be granted to our named executive officers in fiscal year 2017, the Compensation Committee considered factors including the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2016, recommendations from our Chief Executive Officer at the time (for awards to the named executive officers other than himself) and each named executive officer’s total compensation. The Compensation Committee also considered the incentives provided by different award types, including increasing stockholder value, avoiding excessive risk taking, and encouraging employee retention. Below is an illustration of our equity grants awarded in fiscal year 2017 by type for our named executive officers, including our Chief Executive Officer:

Fiscal Year 2017 Long-Term

Incentive Awards Type

The following table displays the total combined value of equity awards approved by the Compensation Committee for our named executive officers in fiscal year 2017, and the award value broken down by component.

	Total Combined Value of Equity Awards ($)	Components of Annual awards granted on November 19, 2016
		Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares at Target ($)(1)

Alfred F. Kelly, Jr.	11,000,000	2,750,000	2,750,000	5,500,000

Vasant M. Prabhu	5,550,000	1,387,500	1,387,500	2,775,000

Ryan McInerney	5,750,000	1,437,500	1,437,500	2,875,000

Rajat Taneja	6,200,000	1,550,000	1,550,000	3,100,000

Kelly Mahon Tullier	3,080,000	770,000	770,000	1,540,000

(1)

As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table for Fiscal Year 2017 and the Grants of Plan-Based Awards in Fiscal Year 2017 Table later in this proxy statement are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the value displayed in the table above.

Stock Options and Restricted Stock Units

The dollar value of the equity awards in the table above were converted to a specific number of options or restricted stock units on the November 19, 2016 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of stock options. The value displayed for performance shares reflects the target value of the award. The stock options and restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment through each such vesting date.

Performance Shares

Designed to vary rewards based on corporate performance results Generates value only if stock price appreciates Used to retain key executive officers Performance shares 50% Stock Options 25% Restricted Stock Units 25%

The target number of performance shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of the target number of shares depending on our corporate performance, as measured by:

•	the annual EPS goal established for each fiscal year; and

•	an overall modifier based on Visa’s TSR ranked relative to S&P 500 companies, or TSR Rank, over the three-year performance period.

The TSR Rank modifier will reduce compensation to our named executive officers for periods when our stockholders’ value increase is below the median of the companies comprising the S&P 500 and will enhance our named executive officers’ compensation for periods when our stockholders’ value increase exceeds the median of the companies comprising the S&P 500. The total number of shares that may be earned at the end of the three-year period is capped at 200% of the target number of shares.

One-third of the target performance shares awarded on November 19, 2016 were tied to the fiscal year 2017 EPS goal that the Compensation Committee established within the first ninety days of fiscal year 2017. The remaining two-thirds of the target shares awarded are tied to the EPS goals for each of fiscal years 2018 and 2019, which will be set by the Compensation Committee within the first ninety days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. At the end of fiscal year 2017, the Compensation Committee reviewed our EPS – PS adjusted, of $3.49 which was determined by excluding from U.S. GAAP EPS: the aforementioned adjustments from U.S. GAAP Net Income described in footnote 1 to the table under the heading Fiscal Year 2017 Financial Highlights, as well as other adjustments including net income related to acquisitions closed during fiscal 2017. All of the Compensation Committee’s adjustments were made in accordance with terms determined at the beginning of fiscal year 2017, as described earlier under Setting Performance Goals and Making Compensation Determinations. The Compensation Committee determined that the final EPS result – PS adjusted, of $3.49 exceeded the target goal of $3.31 for fiscal year 2017. Using the unrounded result to interpolate between target (100%) and maximum (200%) yielded a result of 176.4% for fiscal year 2017.

At the completion of the entire three-year performance period in November 2019, the shares credited from the above EPS calculations for the three fiscal years will be totaled and the overall number of shares will be modified based on Visa’s TSR Rank for the full three-year period. This TSR Rank modification may increase or decrease the final number of shares earned by a maximum of 25% (see chart below); however, the final number of shares earned at the end of the three-year period, after the modification is applied, is capped at 200% of the initial target number.

	Threshold Performance	Target Performance	Maximum Performance
Modifying Metric	75%	100%	125%
3 Year Visa TSR Rank vs. S&P 500	25th Percentile or Below	50th Percentile(1)	75th Percentile or Above

(1)	Results between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile are interpolated between 75% and 100% or 100% and 125%, respectively.

FY2017-FY2019 Performance Share Design FY2017 FY2018 FY2019 2017 EPS 2018 EPS 2019 EPS TSR Result (3 year period) Three years of EPS payout % averaged and award modified based on relative 3-yr TSR performance and vests 11/30/2019

The EPS goal for fiscal year 2017 and actual EPS results discussed above also apply to the third portion of the performance shares previously awarded to our named executive officers on November 19, 2014 and the second portion of the performance shares previously awarded to our named executive officers on November 19, 2015 (see illustration below).

Consistent with Financial Standards Accounting Board ASC Topic 718, the value of the performance share awards for fiscal year 2017 included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2017 later in this proxy statement represents the third segment of the award made on November 19, 2014, the second segment of the award made on November 19, 2015 and the first segment of the award made on November 19, 2016.

Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2014

The performance shares previously awarded to certain of the named executive officers on November 19, 2014 completed their three-year performance period following fiscal year 2017. As a result, the final number of shares earned pursuant to those awards based on the Company’s actual results over the three-year period was determined and certified by the Compensation Committee in November 2017. As illustrated below, based on the annual EPS results for fiscal years 2015, 2016 and 2017, and our TSR Rank over the three-year period, the performance shares earned equated to 175.8% of the target award established on November 19, 2014.

Primary Metric	Threshold ($)	Target ($)	Maximum ($)	Result ($)	EPS Result as % of Target(1)
Fiscal Year 2015 EPS	2.41	2.59	2.77	2.63	121.0% of Target
Fiscal Year 2016 EPS	2.65	2.85	3.05	2.90	124.5% of Target
Fiscal Year 2017 EPS	3.08	3.31	3.54	3.49	176.4% of Target

Average Result					140.6% of Target

(1)	Percentage is based on unrounded values

FY15 FY16 FY17 FY18 FY19 PS Granted 11/19/14 Mm Target Max Min Target Max Min Target Max EPS: Goals by Year $2.41 $2.59 $2.77 $2.65 $2.85 $3.05 $3.08 $3.31 $3.54 EPS Result $2.63 $2.90 $3.49 Result as a % of Target 121.0% 124.5% 176.4% TSR Result PS Granted 11/19/15 Min Target Max Min Target Max Min Target Max EPS: Goals by Year $2.65 $2.85 $3.05 $3.08 $3.31 $3.54 EPS Result $2.90 $3.49 Result as a % of Target 124.5% 176.4% TSR Result PS Granted 11/19/16 Min Target Max Min Target Max Min Target Max EPS: Goals by Year $3.08 $3.31 $3.54 EPS Result $3.49 Result as a % of Target 176.4% TSR Result

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %
3 Year TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	90th percentile	125%

Primary Metric Result	Times	Modifying Metric	Equals	Final Payout Result as a % of Target (capped at 200%)
140.6%	x	125%	=	175.8%

Based on this Final Payout Result of 175.8%, on November 30, 2017 Mr. McInerney, Mr. Taneja and Ms. Mahon Tullier earned shares equal to 175.8% of the target number of shares granted to each of them on November 19, 2014. As a result, Mr. McInerney earned 52,248 shares versus his target of 29,720 shares, Mr. Taneja earned 49,083 shares versus his target of 27,920 shares and Ms. Mahon Tullier earned 15,056 shares of her target of 8,564 shares. Messrs. Kelly and Prabhu did not receive performance share awards on November 19, 2014.

Other Equity Awards in Fiscal Year 2017

The Compensation Committee may award equity during the fiscal year to attract new executive officers and incent them to join Visa. During fiscal year 2017, the Committee made an equity grant to Mr. Kelly for this purpose in accordance with the terms of his offer letter, which was the result of negotiations between Mr. Kelly and the Company. The terms of his offer letter are described in the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Offer Letters with Alfred F. Kelly Jr. and Vasant M. Prabhu. During the negotiations, the Compensation Committee consulted with FW Cook, its independent compensation consultant, and legal counsel with expertise in executive compensation matters. The Compensation Committee also reviewed relevant market data and the terms of Mr. Kelly’s compensation arrangements with his previous employer, including the value of benefits Mr. Kelly would forfeit with his prior employer by agreeing to become our Chief Executive Officer. The Compensation Committee and the independent members of the Board determined, in their judgment and based on Mr. Kelly’s experience, qualifications, and skills, as well as prevailing market practices, that the compensation levels, awards and other terms contained in the offer letter were appropriate to attract and retain Mr. Kelly to serve as our Chief Executive Officer.

On November 19, 2016, as required under the terms of his offer letter, Mr. Kelly received “make-whole” equity awards structured to replicate compensation that he forfeited by leaving his former employer to join Visa. Mr. Kelly received an award with a grant date value of $6,300,000, which converted into 77,951 restricted stock units. Also as required under the terms of his offer letter, because his prior employer failed to exercise certain call rights in respect of Mr. Kelly’s equity investment in such employer within 90 days of his termination of employment with his prior employer, on February 8, 2017, he received a make-whole equity award of $1,000,000, which converted into 11,752 restricted stock units. The restricted stock units will vest in three substantially equal annual instalments on November 19, 2017, November 19, 2018 and November 19, 2019. Because these are make-whole awards, they are not considered to be a part of Mr. Kelly’s ongoing target annual compensation.

Retirement and Other Benefits

Our benefits program is designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and practical differences in the various geographies in which we have operations.

We sponsor a frozen tax-qualified defined benefit pension plan, which we refer to as the retirement plan. We also sponsor a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States.

We maintained a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on our tax-qualified plans by the Internal Revenue Code. New contributions to these non-qualified plans ceased effective February 1, 2014. We also sponsor an unfunded, non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits Table for Fiscal Year 2017 and Executive Compensation – Non-qualified Deferred Compensation for Fiscal Year 2017.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our named executive officers’ management responsibilities. For instance, we maintain a company car and driver which allows for additional security that are used primarily by the Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our named executive officers also may use the Company’s tickets for sporting, cultural or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017.

In addition, we have a policy that allows for companion travel on business related flights on our corporate aircraft by the Chief Executive Officer, the President and other key employees, as approved by the Chief Executive Officer. It is our policy that named executive officers are responsible for all income taxes related to their personal usage of the corporate car or aircraft, as well as travel by their companions. Additionally, no named executive officer may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time sharing agreement with the Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chief Executive Officer. Any personal use of the aircraft by our Chief Executive Officer pursuant to the aircraft time sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (i) the amount that would, absent reimbursement, be reportable with respect to the Chief Executive Officer in the Summary Compensation Table (which we refer to as the SEC Cost), or (ii) the expenses of operating such flight that may be charged pursuant to Federal Aviation Regulation Section 91.501(d) as in effect from time to time (which we refer to as the FAR Expenses). The Chief Executive Officer’s personal use of the corporate aircraft is also subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses. As a result of this arrangement, in fiscal year 2017, the Chief Executive Officer’s personal use of the aircraft resulted in no incremental cost to the Company. Please refer to the All Other Compensation Table for additional information about the other limited perquisites and personal benefits provided to our named executive officers during fiscal year 2017.

Severance

We believe that it is appropriate to provide severance to an executive officer in certain circumstances. We do not provide for gross-ups for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change of control, we generally require a qualifying termination of employment in addition to the change of control. Please see the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Executive Severance Plan for additional information.

Offer Letters with Alfred F. Kelly, Jr. and Vasant M. Prabhu

We have outstanding obligations under executed offer letters with each of Mr. Kelly and Mr. Prabhu, in connection with their commencement of employment by Visa. Please see the description of the offer letters in the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Offer Letters with Alfred F. Kelly and Vasant M. Prabhu.

Fiscal Year 2018 Compensation

Long-Term Incentive Compensation

On November 8, 2017, the Compensation Committee approved the annual equity awards for our named executive officers to be granted on November 19, 2017, using a combination of 25% of the total value of equity awards in the form of stock options, 25% in the form of restricted stock or restricted stock units, and 50% in the form of performance shares. These are the same three equity vehicles and percentages used in prior years. For the performance shares awarded on November 19, 2017, the actual number of shares earned will be determined based on:

•	the annual EPS goal established for each of the three fiscal years in the performance period; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Consistent with prior fiscal years, the total combined value of each equity award was approved by the Compensation Committee after considering the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2017, recommendations from our Chief Executive Officer (for awards to the named executive officers other than himself) and each named executive officer’s total compensation. The table below displays the total dollar value of the grants approved in November 2017 as well as the dollar value of each component.

		Components
	Total Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)
Alfred F. Kelly, Jr.	14,000,000	3,500,000	3,500,000	7,000,000
Vasant M. Prabhu	8,000,000	2,000,000	2,000,000	4,000,000
Ryan McInerney	9,000,000	2,250,000	2,250,000	4,500,000
Rajat Taneja	8,500,000	2,125,000	2,125,000	4,250,000
Kelly Mahon Tullier	4,000,000	1,000,000	1,000,000	2,000,000

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee has adopted an equity grant policy, which contains procedures to prevent stock option backdating and other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive committee at a meeting to occur during the quarter following each fiscal year end. The Board has delegated the authority to Mr. Kelly as the sole member of the stock committee to make annual awards to employees who are not members of the executive committee. The grant date for annual awards to all employees and non-employee directors has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation Committee may make such “off-cycle” grants to named executive officers and other members of management’s executive committee. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee must be granted on the fourth business day after we publicly announce our earnings or on such other date determined by the stock committee, Compensation Committee or the Board.

For all newly issued stock option awards, the exercise price of the stock option award will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our executive officers as follows:

Officer	Stock Ownership Guidelines
Alfred F. Kelly, Jr.	6 x base salary
Vasant M. Prabhu	4 x base salary
Ryan McInerney	4 x base salary
Rajat Taneja	4 x base salary
Kelly Mahon Tullier	3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the named executive officer, shares jointly owned, restricted stock and restricted stock units payable in shares. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. Each named executive officer currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our named executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts or otherwise pledging or engaging in hedging transactions involving our securities.

Policy Regarding Clawback of Incentive Compensation

We have a Clawback Policy pursuant to which named executive officers and other key executive officers may be required to return incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the Board may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement of all or a portion of any bonus, incentive payment, equity based award (including performance shares, restricted stock or restricted stock units and outstanding stock options), or other compensation to the fullest extent permitted by law. Recoupment or reimbursement may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year unless, in general, the compensation is paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee will review and consider the deductibility of executive compensation under Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain and reward executives responsible for our success.

In addition, Section 274(e) of the Internal Revenue Code limits the amount that companies can deduct for the personal use of corporate aircraft to the amount recognized as income by the executives that used the aircraft. For fiscal year 2017, the total amount of our disallowed tax deduction resulting from the personal use of the corporate aircraft by our named executive officers and any guests was $2,083,536.

For information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2017

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2017, 2016 and 2015 by our named executive officers. The primary elements of each named executive officer’s total compensation as reported in the table are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options, restricted stock awards/units and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2017 Table.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Alfred F. Kelly, Jr.	2017	1,150,799		-	11,883,298		2,749,995	5,875,000	-	75,362	21,734,454
Chief Executive Officer
Vasant M. Prabhu Executive Vice President and Chief Financial Officer	2017	850,032		-	3,017,648		1,387,503	3,221,500	1,189	16,200	8,494,072
	2016	850,032		3,125,000	1,757,160		1,031,255	1,230,375	15,652	124,626	8,134,100
	2015	547,616		6,875,000	7,500,041		-	1,081,253	14,473	979,180	16,997,563
Ryan McInerney President	2017	750,029		-	4,363,957		1,437,500	2,842,500	3,259	20,066	9,417,311
	2016	750,029		-	3,984,063		1,476,498	1,153,125	15,552	22,550	7,401,817
	2015	750,029		-	1,951,504		928,242	1,498,275	14,824	20,505	5,163,379
Rajat Taneja Executive Vice President, Technology and Operations	2017	750,029		-	4,575,318		1,549,999	2,820,000	1,730	17,450	9,714,526
	2016	750,029		-	3,611,865		1,597,002	960,938	15,516	18,600	6,953,950
	2015	750,029		-	1,495,880		872,018	1,262,625	14,588	15,900	4,411,040
Kelly Mahon Tullier	2017	600,023		-	1,962,161		769,997	1,353,600	1,516	23,350	4,710,647
Executive Vice President, General Counsel and Corporate Secretary
Charles W. Scharf Former Chief Executive Officer	2017	357,380	(6)	-	4,276,408	(7)	-	-	12,064	707	4,646,559
	2016	1,250,048		-	9,172,003		2,874,998	3,087,500	25,437	32,354	16,442,340
	2015	1,000,038		-	5,224,802		2,250,003	3,310,000	24,808	31,717	11,841,368

Stock Awards

(1)

Represents restricted stock units awarded and performance shares granted in each of fiscal years 2017, 2016 and 2015. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 15 – Share-based Compensation to our fiscal year 2017 consolidated financial statements, which is included in our Annual Report on Form 10-K filed with the SEC on November 17, 2017 (the “Form 10-K”). The table below sets forth the details of the components that make up the fiscal year 2017 stock award for our named executive officers. Annual restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Consistent with the requirements of ASC Topic 718, the value of the performance shares displayed in the table below, at their expected and maximum levels, is based on one-third of the full number of shares for which an EPS goal was established in fiscal year 2017 under the awards made on: (i) November 19, 2014, which vested on November 30, 2017, (ii) November 19, 2015, which are scheduled to vest on November 30, 2018 and (iii) November 19, 2016, which are scheduled to vest on November 30,

2019. The remaining portions of the awards granted in November 2015 and November 2016 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years.

	Make-Whole Award	Components of Annual Stock Awards		Additional Information
	Restricted Stock Units Value ($)	Restricted Stock/Units Value ($)	Value of Performance Shares – Expected ($)	Value of Performance Shares – at Maximum ($)
Alfred F. Kelly, Jr.	7,299,978	2,749,981	1,833,339	3,666,678
Vasant Prabhu	-	1,387,518	1,630,130	3,260,260
Ryan McInerney	-	1,437,465	2,926,492	5,852,985
Rajat Taneja	-	1,549,966	3,025,352	6,050,704
Kelly Mahon Tullier	-	769,972	1,192,189	2,384,378
Charles W. Scharf	-	-	4,276,408	8,552,815

Option Awards

(2)

Represents stock option awards granted in each of fiscal years 2017, 2016 and 2015. The amounts represent the aggregate grant date fair value of the awards granted to each named executive officer computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 5 – Share-based Compensation to our fiscal year 2017 consolidated financial statements, which are included in our Form 10-K. Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant.

Non-Equity Incentive Plan Compensation

(3)

Amounts for fiscal year 2017 represent cash awards earned under the annual incentive plan and paid on November 15, 2017, based on: (i) actual performance measured against the corporate objectives established for Net Income Growth – VIP adjusted, and Net Revenue Growth – VIP adjusted; and (ii) actual individual named executive officer performance against his or her individual goals. The table below includes the amount of the total award to each named executive officer and the portion of the award attributable to each component.

	Total Annual Incentive Award ($)	Corporate Performance ($)	Individual Performance ($)
Alfred F. Kelly, Jr.	5,875,000	4,625,000	1,250,000
Vasant M. Prabhu	3,221,500	2,201,500	1,020,000
Ryan McInerney	2,842,500	1,942,500	900,000
Rajat Taneja	2,820,000	1,942,500	877,500
Kelly Mahon Tullier	1,353,600	932,400	421,200

Change in Pension Value

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans during fiscal year 2017. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 9 – Pension, Postretirement and Other Benefits to our fiscal year 2017 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

All Other Compensation

(5)	Additional detail describing the “All Other Compensation” for fiscal year 2017 is included in the All Other Compensation in Fiscal Year 2017 Table below.
(6)

Mr. Scharf’s “Salary” amount includes the payment he received for his accrued but unused vacation time following his resignation as Chief Executive Officer and does not include payments made to him as independent consultant to the Company from December 1, 2016 through March 31, 2017.

(7)

Amount results from prior year performance share awards that met all grant conditions on November 19, 2016. Mr. Scharf forfeited these awards upon his resignation of employment with the Company, effective as of December 1, 2016.

All Other Compensation in Fiscal Year 2017 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2017.

	Car ($)(1)	401k Plan Match ($)(2)	Corporate Aircraft ($)	Companion Travel ($)	Relocation ($)	Tax Payments ($)	Other ($)(3)		Total ($)
Alfred F. Kelly, Jr.	707	26,607		5,608			42,440	(4)	75,362
Vasant M. Prabhu		16,200							16,200
Ryan McInerney	2,676	16,200					1,190		20,066
Rajat Taneja		16,200					1,250		17,450
Kelly Mahon Tullier		16,200					7,150		23,350
Charles W. Scharf	707								707

(1)

Represents the cost of personal use (including commuting) of a Company provided car and driver. The amount in the table is determined based on the incremental cost to Visa of the fuel related to the proportion of time the car was used for non-business trips and also includes the cost of the driver’s salary and benefits for the proportion of time the driver was utilized for non-business trips.

(2)	The maximum 401k match for calendar year 2017 was $16,200. For Mr. Kelly, the amount shown exceeds this limit because the fiscal year totals also include contributions made during calendar year 2016.
(3)

Includes: (i) contributions made on behalf of certain named executive officers under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions; and/or (ii) the aggregate incremental cost of using the Company’s tickets to sporting, cultural or other events. The total amount of charitable contributions included in the table for Ms. Mahon Tullier is $5,900. The amounts also include the matching contributions we made on behalf of the following executives for fiscal year 2017 pursuant to our PAC Charitable Matching Program: Mr. Kelly – $5,000; Mr. Taneja – $1,250; and Ms. Mahon Tullier – $1,250.

(4)	Includes the following prorated non-employee director compensation paid to Mr. Kelly prior to his becoming our Chief Executive Officer in December 2016:

Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
36,250*	-	36,250

*

Mr. Kelly received the following prorated fees: (i) $26,250 board retainer; (ii) $2,500 Compensation Committee member retainer; and (iii) $7,500 Nominating and Corporate Governance Committee Chair and member retainer.

Grants of Plan-Based Awards in Fiscal Year 2017 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2017 to each of our named executive officers. Cash awards are made pursuant to the Visa Inc. Incentive Plan and equity awards are made pursuant to the 2007 Equity Incentive Compensation Plan. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)				All Other Stock Awards: Number of Shares or Stock/ Units (#) (j)(4)	All Other Option Awards: Number of Securities Underlying Options (#) (k)(4)(5)	Exercise or Base Price of Option Awards ($/ Share) (l)(5)	Grant Date Fair Value of Stock and Option Awards($) (m)(6)
Name (a)	Award Type (b)(1)	Grant Date (c)		Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)		Maximum (#) (i)
Alfred F. Kelly, Jr.	VIP			1,562,500	3,125,000	6,250,000
	PS	11/19/16	(9)				11,253	22,506		45,012				1,833,339(10)
	RSU	11/19/16									77,951			6,300,000
	RSU	11/19/16									34,026			2,749,981
	Option	11/19/16										197,904	80.82	2,749,995
	RSU	2/8/17									11,752			999,978
Vasant M. Prabhu	VIP			850,000	1,700,000	3,400,000
	PS	11/19/16	(8)				4,289	8,578		17,156				697,820
	PS	11/19/16	(9)				5,723	11,445		22,890				932,310
	RSU	11/19/16									17,168			1,387,518
	Option	11/19/16										99,852	80.82	1,387,503
Ryan McInerney	VIP			750,000	1,500,000	3,000,000
	PS	11/19/16	(7)				4,952	9,904		19,808				961,480(10)
	PS	11/19/16	(8)				6,141	12,281		24,562				999,059(10)
	PS	11/19/16	(9)				5,929	11,858		23,716				965,953(10)
	RSU	11/19/16									17,786			1,437,465
	Option	11/19/16										103,450	80.82	1,437,500
Rajat Taneja	VIP			750,000	1,500,000	3,000,000
	PS	11/19/16	(7)				4,652	9,304		18,608				903,232(10)
	PS	11/19/16	(8)				6,642	13,283		26,566				1,080,572(10)
	PS	11/19/16	(9)				6,393	12,786		25,572				1,041,548(10)
	RSU	11/19/16									19,178			1,549,966
	Option	11/19/16										111,546	80.82	1,549,999
Kelly Mahon Tullier	VIP			360,000	720,000	1,440,000
	PS	11/19/16	(7)				1,426	2,852		5,704				276,872(10)
	PS	11/19/16	(8)				2,446	4,891		9,782				397,883(10)
	PS	11/19/16	(9)				3,176	6,352		12,704				517,434(10)
	RSU	11/19/16									9,527			769,972
	Option	11/19/16										55,413	80.82	769,997
Charles W. Scharf	VIP			n/a	n/a	n/a
	PS	11/19/16	(7)				12,006	24,012	(11)	48,024				2,331,085(10)
	PS	11/19/16	(8)				11,957	23,913	(11)	47,826				1,945,323(10)
(1)	VIP refers to cash awards made pursuant to the Visa Inc. Incentive Plan.
PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.
RSU refers to restricted stock units granted under our 2007 Equity Incentive Compensation Plan.
Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.
(2)

Represents the range of possible cash awards under the Visa Inc. Incentive Plan. Actual awards are dependent on actual results against: (i) the corporate performance measures of Net Income Growth – VIP adjusted, and Net Revenue Growth

– VIP adjusted, and (ii) pre-established individual goals as described under the heading Fiscal Year 2017 Compensation –Annual Incentive Plan. The amounts shown in column (d) reflect the threshold payment level, which is 50% of the target amount in column (e). The amounts shown in column (f) are 200% of such target amount, which is the maximum possible award. The actual amounts awarded to our named executive officers under the annual incentive plan for fiscal year 2017 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2017.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2017. Awards are capped at the maximum of 200% and can be as low as zero.
(4)

Equity awards made pursuant to the 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full or continued vesting in the event of a termination of a grantee’s employment due to death, “disability” or “retirement” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the 2007 Equity Incentive Compensation Plan.

(5)

The stock options approved by the Compensation Committee on November 7, 2016 were granted on November 19, 2016. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options generally vest in three substantially equal installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our named executive officers in fiscal year 2017, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed in more detail in footnote 10 below.

(7)

Consistent with the requirements of ASC Topic 718, the amount represents the third of three portions of the performance share award made on November 19, 2014 for which the grant date fair value was established on November 19, 2016. The shares earned from this award vested on November 30, 2017.

(8)

Consistent with the requirements of ASC Topic 718, the amount represents the second third of the performance share award made on November 19, 2015 for which the grant date fair value was established on November 19, 2016. The shares earned from this award are expected to vest on November 30, 2018.

(9)

Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2016 for which the grant date fair value was established on November 19, 2016. The shares earned from this award are expected to vest on November 30, 2019.

(10)

Represents the value of performance shares based on the expected outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

(11)	These performances share awards were forfeited by Mr. Scharf upon his resignation of employment with the Company, effective as of December 1, 2016.

Outstanding Equity Awards at 2017 Fiscal Year-End Table

The following table presents information with respect to equity awards made to each of our named executive officers that were outstanding on September 30, 2017.

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Alfred F. Kelly, Jr.	PS	11/19/2016	(6)								45,012	4,737,063
	RSU	2/8/2017						11,752		1,236,780
	RSU	11/19/2016						34,026		3,580,896
	RSU	11/19/2016						77,951		8,203,563
	RSU	11/19/2015						2,246	(7)	236,369
	RSU	11/19/2014						2,880	(7)	303,091
	Option	11/19/2016		0	197,904	80.8200	11/19/2026
Vasant M. Prabhu	PS	Various	(6)								57,202	6,019,938
	RSU	11/19/2016						17,168		1,806,760
	RSU	11/19/2015						8,578		902,749
	RS	2/9/2015						37,672		3,964,601
	Option	11/19/2016		0	99,852	80.8200	11/19/2026
	Option	11/19/2015		22,781	45,562	80.1500	11/19/2025
Ryan McInerney	PS	Various	(6)								132,280	13,921,147
	RSU	11/19/2016						17,786		1,871,799
	RSU	11/19/2015						12,282		1,292,558
	RS	11/19/2014						4,956		521,569
	Option	11/19/2016		0	103,450	80.8200	11/19/2026
	Option	11/19/2015		32,616	65,234	80.1500	11/19/2025
	Option	11/19/2014		51,728	25,868	62.4650	11/19/2024
	Option	11/19/2013		35,996	0	49.3475	11/19/2023
	Option	6/3/2013		98,324	0	45.0475	6/3/2023
Rajat Taneja	PS	Various	(6)								134,544	14,159,411
	RSU	11/19/2016						19,178		2,018,293
	RSU	11/19/2015						13,284		1,398,008
	RS	11/19/2014						4,656		489,997
	Option	11/19/2016		0	111,546	80.8200	11/19/2026
	Option	11/19/2015		35,278	70,558	80.1500	11/19/2025
	Option	11/19/2014		48,596	24,300	62.4650	11/19/2024
	Option	2/4/2014		227,224	0	53.6350	2/4/2024
Kelly Mahon Tullier	PS	Various	(6)								49,396	5,198,435
	RSU	11/19/2016						9,527		1,002,621
	RSU	11/19/2015						4,891		514,729
	RS	11/19/2014						1,428		150,283
	Option	11/19/2016		0	55,413	80.8200	11/19/2026
	Option	11/19/2015		12,989	25,979	80.1500	11/19/2025
	Option	11/19/2014		14,904	7,456	62.4650	11/19/2024
	Option	6/16/2014		124,520	0	52.5600	6/16/2024

(1)	PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.

RS and RSU refer to restricted stock awards and restricted stock units, respectively, granted under our 2007 Equity Incentive Compensation Plan.

Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.

(2)	Stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.
(3)	Restricted stock awards and restricted stock units granted generally vest annually in three substantially equal installments beginning on the first anniversary of the date of grant.
(4)	The value shown is based on the September 30, 2017 per share closing price of our Class A common stock of $105.24.
(5)

Represents unearned shares under the performance share awards made in November 2014, November 2015 and November 2016. Based on guidance provided by the SEC, the maximum potential number of shares for such grants has been assumed. The amounts shown for the performance shares awarded on November 19, 2014 include the full award for which the performance period ended on September 30, 2017. Following the fiscal year-end, the actual shares earned from this award were determined to be 175.8% of target which is less than the 200% of target number included in this table. The amounts shown for the performance shares awarded on November 19, 2015 include only shares equal to the two-thirds of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2016 include only shares equal to the one-third of the award for which an EPS target has been established. The table below provides additional detail.

(6)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2017 in the Outstanding Equity Awards at 2017 Fiscal Year-End Table.

	Date when the Number of Performance Shares was Established	Date when Conditions for Grant were Established					Vest Date
		November 19, 2014	November 19, 2015	November 19, 2016	To be established in Fiscal Year 2018	To be established in Fiscal Year 2019
Alfred F, Kelly, Jr.	11/19/2016			45,012	45,012	45,012	11/30/2019
	Total		45,012
Vasant M. Prabhu	11/19/2015		17,156	17,156	17,154		11/30/2018
	11/19/2016			22,890	22,890	22,892	11/30/2019
	Total		57,202
Ryan McInerney	11/19/2014(a)	19,816	19,816	19,808			11/30/2017
	11/19/2015		24,562	24,562	24,562		11/30/2018
	11/19/2016			23,716	23,716	23,714	11/30/2019
	Total		132,280
Rajat Taneja	11/19/2014(a)	18,616	18,616	18,608			11/30/2017
	11/19/2015		26,566	26,566	26,568		11/30/2018
	11/19/2016			25,572	25,572	25,570	11/30/2019
	Total		134,544
Kelly Mahon Tullier	11/19/2014(a)	5,712	5,712	5,704			11/30/2017
	11/19/2015		9,782	9,782	9,780		11/30/2018
	11/19/2016			12,704	12,704	12,702	11/30/2019
	Total		49,396
(a)	Displayed at maximum possible award (200% of target); following the completion of the performance period the final result was determined to be 175.8% of target.
(7)	These awards reflect RSUs Mr. Kelly received for his service as a non-employee director of the Company. The grants have fully vested, but have not settled as the awards have been deferred.

Option Exercises and Stock Vested Table for Fiscal Year 2017

The following table provides additional information about the value realized by our named executive officers on stock option award exercises, restricted stock and restricted stock units vesting and performance shares vesting during the fiscal year ended September 30, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Alfred F. Kelly, Jr.	-	-	2,246	(2)	181,522
Vasant M. Prabhu	-	-	41,961		3,570,607
Ryan McInerney	-	-	38,430		3,019,470
Rajat Taneja	-	-	62,565		5,326,194
Kelly Mahon Tullier	-	-	30,033		2,776,503
Charles W. Scharf	944,714	37,541,708	127,842		10,003,715
(1)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock, restricted stock units or performance shares vested.
(2)

Shares reflect RSUs Mr. Kelly received for his service as a non-employee director of the company. The shares vested during the 2017 fiscal year, but have not settled as the award has been deferred under the Director Deferral Program.

Pension Benefits Table for Fiscal Year 2017

The following table shows the present value of accumulated benefits payable to our named executive officers and the number of years of service credited to each executive, under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vasant M. Prabhu	Visa Retirement Plan	0.8	31,314	-
Ryan McInerney	Visa Retirement Plan	2.5	85,087	-
	Visa Excess Retirement Benefit Plan	2.5	-	-
Rajat Taneja	Visa Retirement Plan	2.1	45,406	-
	Visa Excess Retirement Benefit Plan	2.1	-	-
Kelly Mahon Tullier	Visa Retirement Plan Visa Excess Retirement Benefit Plan	1.5 1.5	39,756 -	- -
Charles W. Scharf	Visa Retirement Plan	3.2	316,648	-
	Visa Excess Retirement Benefit Plan	3.2	-	-

Note: Employer credits under the under the Visa Retirement Plan were discontinued effective December 31, 2015. The number of years credited service differs from the years of vesting service as employer provided service credits ceased on December 31, 2015. Vesting service is as follows for each executive: Mr. Prabhu – 2.6 years, Mr. McInerney – 4.3 years, Mr. Taneja – 3.8 years, Ms. Mahon Tullier – 3.3 years, Mr. Scharf – 4.1 years. Benefit accruals under the Visa Excess Retirement Benefit Plan were discontinued effective February 1, 2014. Mr. Kelly is not an eligible participant in the Visa Retirement Plan or the Visa Excess Retirement Benefit Plan.

Visa Retirement Plan

Under the Visa Retirement Plan, our U.S.-based employees, including our named executive officers, generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards. The formula below provides an illustration of how the retirement benefits are calculated.

For employees hired on or before September 30, 2002

46.25%	Completed years of service, including partial year based on completed months / 25 years	Monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement

For employees hired after September 30, 2002

1.25%	Completed years of service, including partial year based on completed months (up to 35 full years)	Monthly final average earnings for the last 60 consecutive months before retirement

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all benefit accruals from that date until December 31, 2015 were under the cash balance benefit formula.

Prior to January 1, 2016, under the cash balance plan formula, 6% of an employee’s eligible monthly pay was credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. The employer provided credits described above ceased after December 31, 2015 and the Visa Retirement Plan had no new participants after that date. Interest credits continue to be provided on balances existing at the time of this freeze. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Visa Excess Retirement Benefit Plan

Prior to February 1, 2014, we also provided for benefit accruals under an excess retirement benefit plan. To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan. Effective February 1, 2014, we discontinued benefit accruals under the Visa Excess Retirement Benefit Plan.

Non-qualified Deferred Compensation for Fiscal Year 2017

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our named executive officers, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis from 1% up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2017, we contributed a matching amount equal to 200% of the first 3% of pay that was contributed by employees to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Prior to February 1, 2014, we also provided for a contribution in an excess 401k plan. Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continued to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salaries are greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan. Effective February 1, 2014, we discontinued any future contributions to the Visa Excess 401k Plan.

The following table provides information about each of our named executive officer’s contributions, earnings, distributions, and balances under the Visa Deferred Compensation Plan and the Visa Excess 401k Plan in fiscal year 2017.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Alfred F. Kelly, Jr.	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	-	-	-
	Director Deferred Compensation Plan	36,250	-	1,702	-	279,973
Vasant M. Prabhu	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	-	-	-
Ryan McInerney	Excess 401k Plan	-	-	1,775	-	15,068
	Deferred Compensation Plan	-	-	-	-	-
Rajat Taneja	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	932,110	-	156,782	-	1,088,892
Kelly Mahon Tullier	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	33,363	-	2,912,944
Charles W. Scharf	Excess 401k Plan	-	-	7,071	-	60,011
	Deferred Compensation Plan	-	-	-	-	-

The following table shows the funds available under the Visa Deferred Compensation Plan, the Visa Director Deferred Compensation Plan and the Excess 401k Plan and their annual rate of return for fiscal year 2017, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)
Alger Capital Appreciation Institutional Fund-Institutional Class(1)	20.51%
Dodge & Cox Income (2)	2.57%
Dodge & Cox International Stock	26.58%
Fidelity Balanced Fund – Class K	13.36%
Fidelity Low-Priced Stock Fund – Class K	17.01%
PIMCO Total Return Fund-Instl Class(1)	2.43%
Fidelity 500 Index Fund – Institutional Premium Class	18.59%
Vanguard Extended Market Index Fund – Institutional Plus Shares	19.04%
Vanguard Federal Money Market Fund	0.63%
Vanguard Morgan Growth Fund Class – Admiral Shares(2)	22.50%
Vanguard Total Bond Market Index Fund – Institutional Shares	-0.12%
Vanguard Total Stock Market Index Fund – Institutional Shares	18.64%
Vanguard Total International Stock Index Fund – Institutional Plus Shares	19.32%
Vanguard Value Index Fund – Institutional Shares(2)	17.77%

(1)	This fund is not available under the Visa Excess 401k Plan.
(2)	This fund is not available under the Visa Deferred Compensation Plan or the Director Deferred Compensation Plan.

Employment Arrangements and Potential Payments upon Termination or Change of Control

The following discussion relates only to the offer letters with our named executive officers under which we still have outstanding obligations during fiscal year 2017. We do not have fixed-term employment agreements with our named executive officers.

Offer Letters with Alfred F. Kelly, Jr. and Vasant M. Prabhu

We executed offer letters with each of Mr. Kelly and Mr. Prabhu in connection with their employment by Visa. Each of these offer letters was the result of negotiations with the Company, during which the Compensation Committee consulted with FW Cook, its independent compensation consultant, and legal counsel with expertise in executive compensation matters. In connection with the negotiation of the offer letters the Compensation Committee also reviewed relevant market data, the compensation levels of our other executive officers, and the terms of each executive’s compensation arrangements with his previous employer, including the value each would forfeit with such employer by agreeing to join Visa.

Alfred F. Kelly, Jr.

On October 17, 2016, we entered into an offer letter agreement with Alfred F. Kelly, Jr. under which he became Chief Executive Officer Designate as of October 31, 2016 and was appointed as our Chief Executive Officer effective as of December 1, 2016. Pursuant to the terms of the offer letter, Mr. Kelly receives an annual base salary of $1,250,000 and is eligible to participate in our annual incentive plan for fiscal year 2017, with a target bonus of 250% of his base salary and a maximum bonus opportunity of 500% of his base salary. Mr. Kelly received a long-term equity incentive award with an aggregate grant date value of $11,000,000, with $5,500,000 in performance shares, $2,750,000 in stock options and $2,750,000 in restricted stock units. This award was made at the same time and in the same general form as awards to other senior executives of the Company on November 19, 2016, except that the provisions to qualify for retirement treatment were defined as age 60 and four years of service and six months of service from the date of grant. The standard provisions are age 55 and five years of service and six months of service from the date of grant.

On November 19, 2016, as required under the terms of his offer letter, Mr. Kelly received a one-time “make-whole” equity award with a grant date value of $6,300,000 to compensate him for certain forfeited bonus opportunities with his prior employer. On February 8, 2017, Mr. Kelly received an additional make-whole equity award of $1,000,000, after his prior employer failed to exercise certain call rights such that Mr. Kelly was unable to recover the cash value of his original equity investment in his prior employer. These make-whole awards comprised of restricted stock units, which converted into 89,703 shares. The shares subject to the make-whole awards vest in three substantially equal installments on each of the three anniversaries of the first quarterly grant date after Mr. Kelly’s commencement of employment, assuming his continued employment by the Company through each such date; provided, that upon the termination of his employment by the Company without “cause” or his resignation of employment for “good reason” (each term as defined in the offer letter agreement), and subject to a release of claims against the Company and its affiliates in the form attached to our Executive Severance Plan, Mr. Kelly will be entitled to twelve additional months of vesting. Further, in the event of Mr. Kelly’s death or “disability” (as defined in the Executive Severance Plan), the make-whole awards will become fully vested. The make-whole awards will otherwise be subject to the terms and conditions of our equity incentive plan and their corresponding individual award agreements.

In November 2016, we also entered into an aircraft time-sharing agreement with Mr. Kelly, which governs Mr. Kelly’s personal use of the Company’s aircraft during his employment and his reimbursement of the Company for the costs of any such use. Please see the section entitled “Compensation Discussion and Analysis –Perquisites and Other Personal Benefits” for additional information regarding this agreement.

Vasant M. Prabhu

On January 27, 2015, we executed an offer letter with Vasant M. Prabhu under which he became our Executive Vice President and Chief Financial Officer on February 9, 2015. As negotiated in connection with the offer letter, and in order to compensate him for forfeited incentives from his prior employer, Mr. Prabhu was entitled to receive a one-time cash sign-on bonus of $2,500,000, a payment in the amount of $7,500,000 in January 2017, and a one-time make-whole equity award structured in value and vesting to replicate the compensation he forfeited by leaving his former employer to join Visa. The make-whole equity award is comprised of restricted stock with a grant date value of approximately $7,500,000, which converted into 113,012 shares. The shares subject to the make-whole award vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Because the grant of the make-whole equity award and the sign-on bonus are one-time events, they are not considered to be a part of Mr. Prabhu’s ongoing target annual compensation.

Pursuant to the terms of their offer letters, each of Mr. Kelly and Mr. Prabhu, are also eligible to participate in the Visa Inc. Executive Severance Plan, the terms of which are discussed below.

Executive Severance Plan

We believe that it is appropriate to provide severance pay to an executive officer whose employment is involuntarily terminated by us without “cause,” and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan), to provide transition income replacement that will allow the executive to focus on our business priorities. We believe the level of severance provided by this Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

Our named executive officers are participants in the Executive Severance Plan, which provides for lump sum severance upon a qualifying termination of two times the sum of the executive’s base salary and target annual incentive award, and a prorated bonus for any partial performance period under the annual incentive plan, along with continued health benefits for two years post-termination. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control.

Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of a named executive officer is involuntarily terminated by us without “cause” at any time or voluntarily terminated by the named executive officer for “good reason” within two years following a change of control (as such terms are defined in the plan or applicable award agreement), then the unvested portion of any equity incentive award will become fully vested (and at target levels, with respect to performance shares). There are generally no “single-trigger” payments available to named executive officers upon a change of control.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our named executive officers in the event of a termination of the executive officer’s employment under various scenarios. They do not include Mr. Scharf, as he resigned from his employment with the Company effective as of December 1, 2016 and was therefore not an employee of the Company as of September 30, 2017. The amounts shown assume that such termination was effective as of September 30, 2017 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in Fiscal Year 2017 Table, the Pension Benefits Table for Fiscal Year 2017 and the section entitled Non-qualified Deferred Compensation for Fiscal Year 2017 for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments and Benefits for Alfred F. Kelly, Jr.

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,212	56,212		55,936		14,083
Cash Severance	8,750,000	8,750,000		-		-
Pro-rata incentive for fiscal year 2017	5,781,250	3,125,000		3,125,000		3,125,000
Unvested Restricted Stock/ Restricted Stock Units	3,146,676	13,021,240		13,021,240		13,021,240
Unvested Options	-	4,832,816		4,832,816		4,832,816
Unvested Performance Shares	-	7,105,594	(1)	2,368,531	(2)	2,368,531	(2)
Total	17,734,138	36,890,862		23,403,523		23,361,670

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Vasant M. Prabhu

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	55,236	55,236		54,964		13,853
Cash Severance	5,100,000	5,100,000		-		-
Pro-rata incentive for fiscal year 2017	3,145,000	1,700,000		1,700,000		1,700,000
Unvested Restricted Stock/ Restricted Stock Units	3,964,601	6,674,110		6,674,110		6,674,110
Unvested Options	-	3,581,536		3,581,536		3,581,536
Unvested Performance Shares	-	6,321,662	(1)	3,010,758	(2)	3,010,758	(2)
Total	12,264,837	23,432,544		15,021,368		14,980,257

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	56,212	56,212		55,936		14,083
Cash Severance	4,500,000	4,500,000		-		-
Pro-rata incentive for fiscal year 2017	2,775,000	1,500,000		1,500,000		1,500,000
Unvested Restricted Stock/ Restricted Stock Units	-	3,685,926		3,685,926		3,685,926
Unvested Options	-	5,269,474		5,269,474		5,269,474
Unvested Performance Shares	-	10,748,793	(1)	6,961,718	(2)	6,961,718	(2)
Total	7,331,212	25,760,405		17,473,054		17,431,201

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Rajat Taneja

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	29,955	29,955		29,808		7,505
Cash Severance	4,500,000	4,500,000		-		-
Pro-rata incentive for fiscal year 2017	2,775,000	1,500,000		1,500,000		1,500,000
Unvested Restricted Stock/ Restricted Stock Units	-	3,906,298		3,906,298		3,906,298
Unvested Options	-	5,533,686		5,533,686		5,533,686
Unvested Performance Shares	-	11,168,805	(1)	7,081,016	(2)	7,081,016	(2)
Total	7,304,955	26,638,744		18,050,808		18,028,505

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Kelly Mahon Tullier

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)		Disability ($)		Death ($)
Health and Welfare Benefits	34,885	34,885		34,713		8,741
Cash Severance	2,640,000	2,640,000		-		-
Pro-rata incentive for fiscal year 2017	1,332,000	720,000		720,000		720,000
Unvested Restricted Stock/ Restricted Stock Units	-	1,667,633		1,667,633		1,667,633
Unvested Options	-	2,323,929		2,323,929		2,323,929
Unvested Performance Shares	-	4,450,705	(1)	2,599,582	(2)	2,599,582	(2)
Total	4,006,885	11,837,152		7,345,857		7,319,885

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our Class A common stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement pursuant to Item 402 of Regulation S-K, including the section entitled Compensation Discussion and Analysis, the compensation tables and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our Class A common stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our named executive officers.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and the Compensation Committee value the views of our Class A common stockholders, and will carefully review and consider the voting results for this proposal when evaluating our executive compensation programs. We currently conduct annual advisory votes to approve the compensation of our named executive officers, and we expect to conduct the next advisory Say-on-Pay vote at our 2019 annual meeting of stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 –RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2018. KPMG has been our independent auditor since our initial public offering in 2008, and KPMG audited our financial statements for fiscal year 2017. The Audit and Risk Committee periodically considers whether there should be a rotation of independent registered public accounting firms because the Audit and Risk Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. In determining whether to reappoint KPMG, the Audit and Risk Committee considered several factors including:

•	the length of time KPMG has been engaged;

•	KPMG’s independence and objectivity;

•	KPMG’s capability and expertise in handling the complexity of Visa’s global operations in our industry;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit and Risk Committee, and feedback from management regarding KPMG’s overall performance;

•	recent PCAOB inspection reports on the firm; and

•	the appropriateness of KPMG’s fees, both on an absolute basis and as compared with its peers.

The Audit and Risk Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2018. Although ratification is not required, the Board is submitting a proposal to ratify KPMG’s appointment to our stockholders because we value our stockholders’ views and as a matter of good corporate practice. In the event that our stockholders fail to ratify KPMG as the Company’s independent registered public accounting firm, it will be considered a recommendation to the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2017 and 2016 (in thousands):

Services Provided	Fiscal Year 2017	Fiscal Year 2016
Audit fees(1)	$9,558	$8,810
Audit-related fees(2)	1,756	1,839
Tax fees(3)	824	218
All other fees(4)	6	6
Total	$12,144	$10,873

(1)

Represents aggregate fees for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, preparation of comfort letters and consents related to SEC registration statements, quarterly review of financial statements and for services related to local statutory audits.

(2)

Represents aggregate fees for assurance and related audit services (but not included in the audit fees set forth above). The assurance and related audit services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 18 audits), services related to web trust certifications and consultations on financial accounting and reporting standards.

(3)	Represents aggregate fees for tax services in connection with the preparation of tax returns, other tax compliance services, and tax planning services.
(4)	Represents fees for eXtensible Business Reporting Language (XBRL) services.

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services and permitted non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit and Risk Committee prior to the completion of the audit. During fiscal year 2017, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

VOTING AND MEETING INFORMATION

Information About Solicitation and Voting

This proxy is solicited on behalf of the Board for use at the Annual Meeting to be held at the Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111 on Tuesday, January 30, 2018 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. We will provide a live and re-playable webcast of the Annual Meeting, which will be available on the Events Calendar section of our investor relations website at http://investor.visa.com.

Who Can Vote

Visa’s Class A common stockholders of record at the close of business on December 1, 2017 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On December 1, 2017, there were 1,810,852,967 shares of Class A common stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If on December 1, 2017, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

For questions regarding your stock ownership, you may contact our transfer agent, Wells Fargo Shareowner Services, by telephone at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (outside the U.S.).

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on December 1, 2017, your shares of Class A common stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How to Vote

If you are a stockholder of record, there are several ways for you to vote your shares:

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 28, 2018 to be voted at the Annual Meeting

By telephone. Instructions are shown on your proxy card.

Via the Internet. Instructions are shown on your Notice of Internet Availability.

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

If you are a beneficial owner of shares of Class A common stock, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Change or Revoke a Proxy or Vote

If you are a stockholder of record, you may change or revoke your vote before the completion of voting at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest telephone or Internet vote received by 11:59 p.m. Eastern Time on January 29, 2018 will be counted;

•	attending the Annual Meeting in person and voting again (your attendance at the Annual Meeting without further action will not revoke your vote); or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119, before the Annual Meeting.

If you are a beneficial owner of Class A common stock, you must follow the instructions provided by the broker or other nominee holding your shares for changing your vote.

How Proxies Are Voted

If you are a Class A stockholder of record and you submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the ten director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2018.

If you are a beneficial owner of Class A common stock and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as proposal 3, but do not have discretion to vote on non-routine matters such as proposals 1 and 2. Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

A quorum is required to transact business at our Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Class A common stock represented at the Annual Meeting either in person or by proxy and entitled to vote at the Annual Meeting constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

The vote required to approve each proposal is set forth below.

Proposal		Vote Required	Impact of Broker Non-Votes	Impact of Abstentions
1 –	Election of ten directors	Majority of the Class A Shares Cast for Each Director Nominee(1)	No Impact	No Impact
2 –	Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against
3 –	Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2018	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Not Applicable	Counts Against

(1)

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the Board that it accept the nominee’s contingent resignation, unless the Nominating and Corporate Governance Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The Board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The Board will publicly disclose its decision and rationale.

Proxy Solicitor

We will bear the expense of soliciting proxies. We have retained D.F. King & Co. to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the fiscal year 2017 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Voting Results

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and ABSTAIN votes, and broker non-votes. We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the General Corporation Law of the State of Delaware.

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Viewing the List of Stockholders

Stockholders at the close of business on the Record Date may examine a list of all stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California or at the Annual Meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (650) 432-7644 to schedule an appointment.

Attending the Meeting

If you are a stockholder of record on the Record Date and plan to attend the Annual Meeting in person, you must contact our Investor Relations Department at (650) 432-7644 by January 26, 2018 to reserve a seat. Stockholders who plan on attending the Annual Meeting will be required to:

•	bring a form of government-issued photo identification, such as a driver’s license, state-issued identification card, or passport; and

•	provide proof of stock ownership as of the Record Date, such as an account or brokerage statement showing ownership as of the Record Date.

Anyone seeking admittance to the Annual Meeting who cannot prove ownership or representation as of the close of business on the Record Date, or who has not reserved a seat in advance, may not be admitted.

When you arrive, signs will direct you to the meeting room. Due to security measures, all bags will be subject to search, and all persons who attend the Annual Meeting may be subject to a metal detector or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic or video capabilities) and other recording devices in the meeting room. If you need assistance at the meeting because of a disability, please call our Investor Relations Department at (650) 432-7644, at least two weeks in advance of the meeting. Please visit the Investor Relations page of our website at http://investor.visa.com for directions to the Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111.

OTHER INFORMATION

Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2019 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2019 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 9, 2018. All such proposals must be in writing and received by our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2019 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the Board or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws. To propose a candidate to be considered for nomination or a proposal for consideration at our 2019 annual meeting pursuant to our advance notice bylaw provisions or for a proposal to be timely under the Bylaws as now in effect, stockholders must deliver or mail their nomination submission or other stockholder notice of a proposal so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2019 annual meeting, we must receive stockholder nomination submissions no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date.

In addition, the Company’s Bylaws permit up to 20 stockholders owning 3% or more of our Class A common stock for a period of at least 3 years to nominate up to 20% of the Board and include these nominees in our proxy materials, subject to certain provisions included in our Bylaws. To propose a candidate to be considered for nomination at our 2019 annual meeting pursuant to our proxy access bylaw provisions, stockholders must deliver or mail their nomination submission so that it is received by our Corporate Secretary not earlier than the close of business on July 10, 2018 and not later than the close of business on August 9, 2018. However, if the 2019 annual meeting is more than 30 days before or after the anniversary of the date of the 2018 annual meeting, or if no annual meeting was held in the preceding year, stockholders must deliver or mail their nomination submission so that it is received by our Corporate Secretary no earlier than the close of business on the 150th day prior to the 2019 annual meeting date, and no later than the close of business on the later of the 120th day prior to the 2019 annual meeting date or the 10th day following the day we publicly disclose the 2019 annual meeting date.

The nomination submission or notice of a proposal must include all of the information specified in our Bylaws. For a nomination submission, the required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Please refer to the advance notice provisions and proxy access provisions of our Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. A copy of our Bylaws may be obtained by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or by writing to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2017 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2017 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the Internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

VISA INC.

P.O. BOX 8999

SAN FRANCISCO, CA 94128-8999

ATTN: JOON HUH

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 29, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 29, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E33827-P98858	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — –
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VISA INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors
		For	Against	Abstain
Nominees:

	1a. Lloyd A. Carney	☐	☐	☐

	1b. Mary B. Cranston	☐	☐	☐

	1c. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1d. Gary A. Hoffman	☐	☐	☐

	1e. Alfred F. Kelly, Jr.	☐	☐	☐

	1f. John F. Lundgren	☐	☐	☐

	1g. Robert W. Matschullat	☐	☐	☐

	1h. Suzanne Nora Johnson	☐	☐	☐

	1i. John A. C. Swainson	☐	☐	☐

	1j. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Advisory vote to approve executive compensation.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjustment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 30, 2018: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

E33828-P98858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISA INC. 2018 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) appoint(s) Kelly Mahon Tullier and Tracey Heaton, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Class A common stock of Visa Inc. (“Visa”) that are held of record by the undersigned as of December 1, 2017, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Visa to be held on January 30, 2018, at Le Méridien San Francisco, 333 Battery Street, San Francisco, California 94111, at 8:30 a.m. (Pacific time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side